EXHIBIT 4.13








                        $150,000,000


               PHILLIPS-VAN HEUSEN CORPORATION
                          as Issuer

              8 1/8% Senior Notes Due May 1, 2013


                    ____________________

                          INDENTURE

                   Dated as of May 5, 2003

                    ____________________



                        SUNTRUST BANK
                         as Trustee



                    CROSS-REFERENCE TABLE


      TIA                                         Indenture
    Section                                        Section

310  (a)(1)                                       8.10
     (a)(2)                                       8.10
     (a)(3)                                       N.A.
     (a)(4)                                       N.A.
     (b)                                      8.08; 8.10
     (c)                                          N.A.
311  (a)                                          8.11
     (b)                                          8.11
     (c)                                          N.A.
312  (a)                                          2.05
     (b)                                          11.03
     (c)                                          11.03
313  (a)                                          8.06
     (b)(1)                                       N.A.
     (b)(2)                                       8.06
     (c)                                      8.06; 11.02
     (d)                                            8.06
314  (a)                                      5.02; 11.02;
                                                  5.12
     (b)                                          N.A.
     (c)(1)                                       11.04
     (c)(2)                                       11.04
     (c)(3)                                       N.A.
     (d)                                          N.A.
     (e)                                          11.05
     (f)                                          N.A.
315  (a)                                          8.01
     (b)                                      8.05; 11.02
     (c)                                          8.01
     (d)                                          8.01
     (e)                                          7.11
316  (a)(last sentence)                          11.06
     (a)(1)(A)                                    7.05
     (a)(1)(B)                                    7.04
     (a)(2)                                       N.A.
     (b)                                          7.07
     (c)                                          7.10
317  (a)(1)                                       7.08
     (a)(2)                                       7.09
     (b)                                          2.04
318  (a)                                          11.01

                    N.A. means Not Applicable.



     Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of this Indenture.


                      TABLE OF CONTENTS



                                                        Page


                          ARTICLE 1

         DEFINITIONS AND INCORPORATION BY REFERENCE

  SECTION 1.01.DEFINITIONS                               1
  SECTION 1.01.OTHER DEFINITIONS                        28
  SECTION 1.02.INCORPORATION BY REFERENCE OF TRUST
                INDENTURE ACT                           28
  SECTION 1.03.RULES OF CONSTRUCTION                    28

                          ARTICLE 2

                       THE SECURITIES

  SECTION 2.01.FORM AND DATING                          29
  SECTION 2.02.EXECUTION AND AUTHENTICATION             29
  SECTION 2.03.REGISTRAR AND PAYING AGENT               30
  SECTION 2.04.PAYING AGENT TO HOLD MONEY IN TRUST      31
  SECTION 2.05.HOLDER LISTS                             31
  SECTION 2.06.TRANSFER AND EXCHANGE                    31
  SECTION 2.07.REPLACEMENT SECURITIES                   31
  SECTION 2.08.OUTSTANDING SECURITIES                   32
  SECTION 2.09.TEMPORARY SECURITIES                     32
  SECTION 2.10.CANCELLATION                             32
  SECTION 2.11.DEFAULTED INTEREST                       32
  SECTION 2.12.CUSIP NUMBERS                            33
  SECTION 2.13.ISSUANCE OF ADDITIONAL SECURITIES        33

                          ARTICLE 3

                         REDEMPTION

  SECTION 3.01.NOTICES TO TRUSTEE                       34
  SECTION 3.02.SELECTION OF SECURITIES TO BE REDEEMED   34
  SECTION 3.03.NOTICE OF REDEMPTION                     34
  SECTION 3.04.EFFECT OF NOTICE OF REDEMPTION           35
  SECTION 3.05.DEPOSIT OF REDEMPTION PRICE              35
  SECTION 3.06.SECURITIES REDEEMED IN PART              35

                                i

                          ARTICLE 4

                      CHANGE OF CONTROL

  SECTION 4.01.REPURCHASE RIGHT                         35
  SECTION 4.02.NOTICES; METHOD OF EXERCISING
                REPURCHASE RIGHTS, ETC.                 36

                             ARTICLE 5



                          COVENANTS

  SECTION 5.01.PAYMENT OF SECURITIES                    37
  SECTION 5.02.SEC REPORTS                              37
  SECTION 5.03.LIMITATION ON INDEBTEDNESS               37
  SECTION 5.04.LIMITATION ON RESTRICTED PAYMENTS        40
  SECTION 5.05.LIMITATION ON RESTRICTIONS ON
                DISTRIBUTIONS FROM RESTRICTED
                SUBSIDIARIES                            43
  SECTION 5.06.LIMITATION ON SALES OF ASSETS AND
                SUBSIDIARY STOCK                        44
  SECTION 5.07.LIMITATION ON AFFILIATE TRANSACTIONS     46
  SECTION 5.08.LIMITATION ON THE SALE OR ISSUANCE OF
                CAPITAL STOCK OF RESTRICTED
                SUBSIDIARIES                            48
  SECTION 5.09.LIMITATION ON LIENS                      49
  SECTION 5.10.LIMITATION ON SALE/LEASEBACK
                TRANSACTIONS                            51
  SECTION 5.11.FUTURE SUBSIDIARY GUARANTEES             51
  SECTION 5.12.COMPLIANCE CERTIFICATE                   51
  SECTION 5.13.FURTHER INSTRUMENTS AND ACTS             52
  SECTION 5.14.COVENANT REMOVAL                         52

                          ARTICLE 6

                  MERGER AND CONSOLIDATION

  SECTION 6.01.WHEN COMPANY MAY MERGE OR TRANSFER
                ASSETS                                   52



  SECTION 6.02.WHEN A SUBSIDIARY GUARANTOR MAY MERGE
                OR TRANSFER ASSETS                       53

                          ARTICLE 7

                    DEFAULTS AND REMEDIES

  SECTION 7.01.EVENTS OF DEFAULT                        54
  SECTION 7.02.ACCELERATION                             56
  SECTION 7.03.OTHER REMEDIES                           56
  SECTION 7.04.WAIVER OF PAST DEFAULTS                  56
  SECTION 7.05.CONTROL BY MAJORITY                      56
  SECTION 7.06.LIMITATION ON SUITS                      57
  SECTION 7.07.RIGHTS OF HOLDERS TO RECEIVE PAYMENT     57

                              ii


  SECTION 7.08.COLLECTION SUIT BY TRUSTEE               57
  SECTION 7.09.TRUSTEE MAY FILE PROOFS OF CLAIM         57
  SECTION 7.10.PRIORITIES                               58
  SECTION 7.11.UNDERTAKING FOR COSTS                    58
  SECTION 7.12.WAIVER OF STAY OR EXTENSION LAWS         58

                          ARTICLE 8

                           TRUSTEE

  SECTION 8.01.DUTIES OF TRUSTEE                        59

  SECTION 8.02.RIGHTS OF TRUSTEE                        60
  SECTION 8.03.INDIVIDUAL RIGHTS OF TRUSTEE             60
  SECTION 8.04.TRUSTEE'S DISCLAIMER                     60
  SECTION 8.05.NOTICE OF DEFAULTS                       60
  SECTION 8.06.REPORTS BY TRUSTEE TO HOLDERS            61
  SECTION 8.07.COMPENSATION AND INDEMNITY               61
  SECTION 8.08.REPLACEMENT OF TRUSTEE                   62
  SECTION 8.09.SUCCESSOR TRUSTEE BY MERGER              63
  SECTION 8.10.ELIGIBILITY; DISQUALIFICATION            63
  SECTION 8.11.PREFERENTIAL COLLECTION OF CLAIMS
                AGAINST COMPANY                         63

                          ARTICLE 9

             DISCHARGE OF INDENTURE; DEFEASANCE

  SECTION 9.01.DISCHARGE OF LIABILITY ON SECURITIES;
                DEFEASANCE                              63
  SECTION 9.02.CONDITIONS TO DEFEASANCE                 64
  SECTION 9.03.APPLICATION OF TRUST MONEY               65
  SECTION 9.04.REPAYMENT TO COMPANY                     66
  SECTION 9.05.INDEMNITY FOR GOVERNMENT OBLIGATIONS     66
  SECTION 9.06.REINSTATEMENT                            66


                         ARTICLE 10

                         AMENDMENTS

  SECTION 10.01. WITHOUT CONSENT OF HOLDERS                    66
  SECTION 10.02. WITH CONSENT OF HOLDERS                       67
  SECTION 10.03. COMPLIANCE WITH TRUST INDENTURE ACT           68
  SECTION 10.04. REVOCATION AND EFFECT OF CONSENTS AND WAIVERS 68
  SECTION 10.05. NOTATION ON OR EXCHANGE OF SECURITIES         68
  SECTION 10.06. TRUSTEE TO SIGN AMENDMENTS                    69
  SECTION 10.07. PAYMENT FOR CONSENT                           69

                              iii

                         ARTICLE 11

                        MISCELLANEOUS

  SECTION 11.01. TRUST INDENTURE ACT CONTROLS                  69
  SECTION 11.02. NOTICES                                       69
  SECTION 11.03.COMMUNICATION BY HOLDERS WITH OTHER HOLDERS    70
  SECTION 11.04.CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT    70
  SECTION 11.05.STATEMENTS REQUIRED IN CERTIFICATE OR OPINION  70
  SECTION 11.06. WHEN SECURITIES DISREGARDED                   71
  SECTION 11.07.RULES BY TRUSTEE, PAYING AGENT AND REGISTRAR   71
  SECTION 11.08. LEGAL HOLIDAYS                                71
  SECTION 11.09. GOVERNING LAW                                 71
  SECTION 11.10. NO RECOURSE AGAINST OTHERS                    71
  SECTION 11.11. SUCCESSORS                                    72
  SECTION 11.12. MULTIPLE ORIGINALS                            72
  SECTION 11.13. TABLE OF CONTENTS; HEADINGS                   72


Rule 144A/Regulation S Appendix

Exhibit 1 - Form of Initial Security

Exhibit A - Form of Exchange Security or Private Exchange Security














                                 iv



               INDENTURE, dated as of May 5, 2002,
               among Phillips-Van Heusen Corporation, a
               Delaware corporation (the "Company"),
               the Subsidiary Guarantors, if any, from
               time to time party hereto and SunTrust
               Bank, a state banking association, as
               Trustee (the "Trustee").

          Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Company's Initial Securities, Exchange
Securities and Private Exchange Securities (collectively, the "Securities" or "Notes"):

                          ARTICLE 1

         Definitions and Incorporation by Reference

         SECTION 1.01.       Definitions.

          "Additional Assets" means:

           (1)  any property, plant or equipment used in a Related
                Business;

           (2) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; or


           (3) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary;

provided, however, that any such Restricted Subsidiary described in clause (2) or (3) above is primarily engaged in a Related Business.

          "Additional Securities" means, subject to the Company's compliance with Section 5.03, any additional 8 1/8% Senior Notes due May 1, 2013 issued from time to time after the Issue Date under the terms of this Indenture (other than pursuant to Section 2.06, 2.07, 2.09, 3.06 or 10.05 of this Indenture or Section 2.3 of the Appendix and other than Exchange Securities or Private Exchange Securities issued pursuant to an exchange offer for other Securities outstanding under this Indenture).

          "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of Section 5.04,
Section 5.06 and Section 5.07 only, "Affiliate" shall also mean any beneficial owner of Capital Stock representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such Capital Stock (whether or not currently exercisable).



          "Asset Disposition" means (a) an Asset Swap or (b) any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "disposition"), of:

           (1) any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary);

           (2) all or substantially all the assets of any division or line of business of the Company or any Restricted
                Subsidiary; or

           (3)  any other assets of the Company or any Restricted
                Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary



(other than, in the case of clauses (1), (2) and (3) above,

(A) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Restricted
Subsidiary (other than a Securitization Subsidiary);

(B) for purposes of Section 5.06 only, (x) a disposition that constitutes a Restricted Payment permitted by Section
5.04 or a Permitted Investment and (y) a disposition of all or substantially all the assets of the Company in accordance with Article 6;


(C) a disposition of assets with a fair market value of less than $2.0 million;

(D) disposals of obsolete, damaged or worn out equipment or property or property that is no longer useful in the conduct of the Company's business and that, in either case, is disposed of in the ordinary course of business; and

(E) any disposition of accounts receivable, licensing royalties and related assets to or of a Securitization
Subsidiary pursuant to a Qualified Securitization
Transaction.

          "Asset Swap" means any exchange of property or assets of the Company or any Restricted Subsidiary (including shares of Capital Stock of a Restricted Subsidiary) for property or assets of another Person (including shares of Capital Stock of a Person whose primary business is a Related Business) that are intended to be used by the Company or any Restricted Subsidiary in a Related Business, including, to the extent

                                          2

necessary to equalize the value of the assets being exchanged, cash of any party to such asset swap.

          "Attributable Debt" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

          "Average Life" means, as of the date of
determination, with respect to any Indebtedness, the quotient obtained by dividing:

           (1) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of or redemption or similar payment with respect to such Indebtedness multiplied by the amount of such payment by

           (2)  the sum of all such payments.

          "Board of Directors" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board.

          "Borrowing Base" means, as of any date of determination, an amount equal to (x) the sum without duplication of (1) 80% of the book value of the accounts receivable of the Company and its Restricted Subsidiaries on a consolidated basis and (2) 65% of the book value of the inventory of the Company and its Restricted Subsidiaries on a consolidated basis, in each case as of the most recently ended fiscal quarter of the Company preceding the date on which the Indebtedness is Incurred, less (y) the Foreign Borrowing Base of any Foreign Restricted Subsidiary to the

extent that Indebtedness of such Foreign Restricted
Subsidiary Incurred under Section 5.03(b)(14)(A) is then outstanding.

          "Business Day" means each day which is not a Legal
Holiday.

          "Capital Lease Obligation" means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. For purposes of Section 5.09, a Capital Lease Obligation will be deemed to be secured by a Lien on the property being leased.

          "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options,

participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

                                3

          "CK Amount" for any period means the Design
Services Purchase Payments (as defined in the CK Purchase
Agreement) paid or payable by the Company or any of its Subsidiaries to Mr. Calvin Klein or the Klein Heirs (as defined in the CK Purchase Agreement) for such period pursuant to the CK Purchase Agreement.

          "CK Purchase Agreement" means the Stock Purchase Agreement, dated as of December 17, 2002, among the Company, Calvin Klein, Inc., Calvin Klein (Europe), Inc., Calvin Klein (Europe II) Corp., Calvin Klein Europe S.R.L., CK Service Corp., Calvin Klein, Barry Schwartz, Trust for the Benefit of the Issue of Calvin Klein, Trust for the Benefit of the Issue of Barry Schwartz, Stephanie Schwartz-Ferdman and Jonathan Schwartz, as the same may be amended from time to time.

          "Change of Control" means:

           (1) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (1) such person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company; (for the purposes of this clause (1), such person shall be deemed to beneficially own any Voting Stock of a Person (the "specified person") held by any other Person (the "parent entity"), if such person is the beneficial owner (as defined above in this clause (1)), directly or indirectly, of more than 50% of the voting power of the Voting Stock of the parent entity and the Permitted Holders beneficially own (as defined in this proviso), directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of such parent entity and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of the parent entity);

           (2) individuals who on the Issue Date constituted the Board of Directors (together with any new directors whose election by the Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors of the Company then still in office who were either directors on the Issue Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office;

                                           4

           (3) the adoption of a plan relating to the liquidation or dissolution of the Company; or

           (4) any merger, consolidation, reorganization, sale or other similar transaction in connection with which any holder of the Series B Preferred Stock exercises the right to deem such transaction a liquidation event pursuant to the terms of the Series B Preferred Stock.

          "Code" means the Internal Revenue Code of 1986, as amended.


          "Commodity Agreement" means any commodity or raw materials futures contract, commodity or raw materials option, or any other agreement designed to protect against or manage exposure to fluctuations in commodity or raw materials pricing.


          "Company" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the indenture securities.

          "Consolidated Coverage Ratio" as of any date of determination means the ratio of (x) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters for which financial statements are available on or prior to the date of such determination to (y) Consolidated Interest Expense for such four fiscal quarters; provided, however, that:

          (1) if the Company or any Restricted Subsidiary has Incurred any Indebtedness since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, or both, EBITDA and

               Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period;

(2) if the Company or any Restricted Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of such period or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged (in each case other than Indebtedness
Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) on the date of the transaction giving rise to the need to calculate the Consolidated Coverage Ratio, EBITDA and Consolidated Interest Expense for such period shall be calculated on a pro forma basis as if such discharge had occurred on the first day of such period and as if the Company or such Restricted Subsidiary has not earned the interest income actually

                                5

earned during such period in respect of cash or Temporary
Cash Investments used to repay, repurchase, defease or otherwise discharge such Indebtedness;

(3) if since the beginning of such period the Company or any Restricted Subsidiary shall have made any Asset Disposition, EBITDA for such period shall be reduced by an amount equal to EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period, or increased by an amount equal to EBITDA (if negative), directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);

(4) if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction requiring a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period; and

(5) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition, any Investment or acquisition of assets that would have required an adjustment pursuant to clause (3) or
(4) above if made by the Company or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition occurred on the first day of such period.

                             6

For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets (including Capital Stock), the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Company in accordance with GAAP. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months).

          "Consolidated Current Liabilities" as of the date of determination means the aggregate amount of liabilities of the Company and its consolidated Restricted Subsidiaries which may properly be classified as current liabilities
(including taxes accrued as estimated), on a consolidated basis, after eliminating:

(1) all intercompany items between the Company and any Restricted Subsidiary; and


(2) all current maturities of long-term Indebtedness, all as determined in accordance with GAAP consistently applied.

          "Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its consolidated Restricted Subsidiaries, plus, to the extent not included in such total interest expense, and to the extent incurred by the Company or its Restricted
Subsidiaries, without duplication:

(1) interest expense attributable to capital leases and the interest expense attributable to leases constituting part of a Sale/Leaseback Transaction;

(2)  amortization of debt discount and debt issuance cost;

(3)  capitalized interest;

(4)  non-cash interest expense;

(5) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing;
(6)  net payments pursuant to Hedging Obligations;

(7) dividends declared and paid or payable in cash or Disqualified Stock in respect of (A) all Disqualified Stock of the Company and (B) all Preferred Stock of Restricted
Subsidiaries, in each case held by Persons other than the Company or a Wholly Owned Subsidiary; provided, however, that such dividends will be multiplied by a fraction, the numerator of which is one and the

                                 7

denominator of which is one minus the effective combined tax rate of the issuer of such stock (expressed as a decimal) for such period (as estimated by the Chief Financial Officer of the Company in good faith);

(8) interest incurred in connection with Investments in discontinued operations;

(9)  interest accruing on any Indebtedness of any other
Person to the extent such Indebtedness is Guaranteed by (or secured by the assets of) the Company or any Restricted
Subsidiary; and

(10) the cash contributions to any employee stock ownership

plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness Incurred by such plan or trust.

          "Consolidated Net Income" means, for any period, the net income of the Company and its consolidated
Subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income:

           (1) any net income of any Person (other than the Company) if such Person is not a Restricted Subsidiary, except that:

               (A) subject to the exclusion contained in clause (4) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to a Restricted Subsidiary, to the limitations contained in clause (3) below); and

               (B) the Company's equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income to the extent of any cash actually contributed by the Company or a Restricted Subsidiary to such Person during such period;

           (2) any net income (or loss) of any Person acquired by the Company or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition;

           (3) any net income of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such

                                     8


Restricted Subsidiary, directly or indirectly, to the Company, except that:

               (A) subject to the exclusion contained in clause (4) below, the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to another Restricted Subsidiary, to the limitation contained in this clause); and

               (B) the Company's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income;

           (4) any gain (or loss) realized upon the sale or other disposition of any assets of the Company, its consolidated Subsidiaries or any other Person (including pursuant to any Sale/Leaseback Transaction) which is not sold or otherwise disposed of in the ordinary course of business and any gain (or loss) realized upon the sale or other disposition of any Capital Stock of any Person;

           (5)  extraordinary gains or losses; and

           (6) the cumulative effect of a change in accounting principles.

Notwithstanding the foregoing, for the purposes of Section
5.04 only, there shall be excluded from Consolidated Net Income any repurchases, repayments or redemptions of Investments, proceeds realized on the sale of Investments or return of capital to the Company or a Restricted Subsidiary to the extent such repurchases, repayments, redemptions, proceeds or returns increase the amount of Restricted Payments permitted under Section 5.04 pursuant to clause
(a)(3)(D) thereof.

          "Consolidated Net Tangible Assets" as of any date of determination, means the total amount of assets (less accumulated depreciation and amortization, allowances for doubtful receivables, other applicable reserves and other properly deductible items) which would appear on a consolidated balance sheet of the Company and its consolidated Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, and after giving effect to purchase accounting and after deducting therefrom Consolidated Current Liabilities and, to the extent otherwise included, the amounts of:

           (1) minority interests in consolidated Subsidiaries held by Persons other than the Company or a Restricted Subsidiary;

                                          9



           (2) excess of cost over fair value of assets of businesses acquired, as determined in good faith by the Board of Directors;

           (3) any revaluation or other write-up in book value of assets subsequent to the Issue Date as a result of a change in the method of valuation in accordance with GAAP consistently applied;

           (4) unamortized debt discount and expenses and other unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, licenses, organization or developmental expenses and other intangible items;

           (5) cash set apart and held in a sinking or other analogous fund established for the purpose of redemption or other retirement of Capital Stock to the extent such obligation is not reflected in Consolidated Current Liabilities; and

           (6)  Investments in and assets of Unrestricted Subsidiaries.

          "Credit Agreement" means the Revolving Credit Agreement dated as of October 17, 2002, by and among the Company, the Subsidiaries of the Company referred to therein, the lenders referred to therein, JPMorgan Chase Bank, as Administrative Agent and Collateral Agent, Lead Arranger and Sole Bookrunner, Fleet Retail Finance Inc., as Co-Arranger and Co-Syndication Agent, Sun Trust Bank, as Co-Syndication Agent, and the CIT Group/Commercial Services, Inc. and Bank of America, N.A., as Co-Documentation Agents, together with the related documents thereto (including any guarantees and security documents, whether in effect on the Issue Date or entered into thereafter), as amended, extended, renewed, restated, replaced, restructured, supplemented or otherwise modified (in whole or in part, and without limitation as to amount of Indebtedness which may be Incurred thereunder, terms, conditions, covenants and other provisions) from time to time, and any agreement (and related document) governing Indebtedness incurred to Refinance, in whole or in part, the borrowings and commitments then outstanding or permitted to be outstanding under such Credit Agreement or a successor Credit Agreement, whether by the same or any other lender or group of lenders.

          "Currency Agreement" means in respect of a Person any foreign exchange contract, currency swap agreement or other similar agreement designed to protect such Person against fluctuations in currency values.

          "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

          "Disqualified Stock" means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder) or upon the happening of any event:

                                 10


           (1) matures or is mandatorily redeemable (other than redeemable only for Capital Stock of such Person which is not itself Disqualified Stock) pursuant to a sinking fund obligation or otherwise;

           (2) is convertible or exchangeable at the option of the holder for Indebtedness or Disqualified Stock; or

           (3) is mandatorily redeemable or must be purchased upon the occurrence of certain events or otherwise, in whole or in part;

in each case on or prior to the date that is 91 days after the Stated Maturity of the Notes; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to purchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the first anniversary of the Stated Maturity of the Notes shall not constitute Disqualified Stock if:

           (1) the "asset sale" or "change of control" provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the terms applicable to the Notes pursuant to Section 5.06 and Article 4; and

           (2) any such requirement only becomes operative after compliance with such terms applicable to the Notes, including the purchase of any Notes tendered pursuant thereto.

The amount of any Disqualified Stock that does not have a fixed redemption, repayment or repurchase price will be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were redeemed, repaid or repurchased on any date on which the amount of such Disqualified Stock is to be determined pursuant to this Indenture; provided, however, that if such Disqualified Stock could not be required to be redeemed, repaid or repurchased at the time of such determination, the redemption, repayment or repurchase price will be the book value of such Disqualified Stock as reflected in the most recent financial statements of such Person. For avoidance of doubt, the Series B Preferred Stock on the terms thereof in effect on the Issue Date is deemed not to constitute Disqualified Stock.

          "EBITDA" for any period means Consolidated Net
Income less the CK Amount, plus the following to the extent deducted in calculating such Consolidated Net Income:

           (1) all income tax expense of the Company and its consolidated Restricted Subsidiaries;

           (2)  Consolidated Interest Expense;

                                  11



           (3) depreciation and amortization expense of the Company and its consolidated Restricted Subsidiaries (excluding amortization expense attributable to a prepaid operating expense that was paid in cash in a prior period);

           (4) all other non-cash charges of the Company and its consolidated Restricted Subsidiaries (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash expenditures in any future period);

           (5) transition costs of up to $24.0 million in connection with the acquisition of Calvin Klein, Inc. incurred no later than the fourth quarter of the Company's 2003 fiscal year; and

           (6) the amount of any deduction in Consolidated Net Income for such period from a write-off of goodwill attributable to the payment of the CK Amount; provided, that such amount shall in no event be greater than the CK Amount deducted in calculating EBITDA;

in each case for such period. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and noncash charges of, a Restricted Subsidiary shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion, including by reason of minority interest) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount could have been distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (which other Restricted Subsidiary could also have made such dividend or other distribution).

          "Equity Offering" means a primary public or private offering of common stock of the Company.

          "Exchange Act" means the U.S.  Securities Exchange
Act of 1934, as amended.

          "Existing Notes" means the Company's 9 1/2% Senior Subordinated Notes due 2008 issued under an Indenture dated as of April 22, 1998 between the Company and Union Bank of California, N.A., as trustee, and the Company's 7 3/4% Debentures due 2023 issued under an Indenture dated as of November 1, 1993 between the Company and the Bank of New York, as trustee, as amended.

          "Foreign Borrowing Base" means, as of any date of determination and with respect to any Foreign Restricted Subsidiary, an amount equal to (x) the sum without duplication of (1) 80% of the book value of the accounts receivable of such Foreign Restricted Subsidiary and (2) 65% of the book value of the inventory of such Foreign Restricted Subsidiary, in each case as of the most recently ended fiscal quarter of

                                 12

the Company preceding the date on which the Indebtedness is Incurred, less (y) any portion of such amount included in the Borrowing Base, but only to the extent such portion is used to determine the amount of Indebtedness which could be Incurred and is then outstanding under Section 5.03(b)(1)(B).

          "Foreign Restricted Subsidiary" means any
Restricted Subsidiary not incorporated or organized under

the laws of the United States, any State thereof or the District of Columbia.

          "GAAP" means generally accepted accounting principles in the United States as in effect as of the Issue
Date, including those set forth in:

           (1)  the opinions and pronouncements of the Accounting
                Principles Board of the American Institute of Certified Public Accountants;

           (2)  statements and pronouncements of the Financial
                Accounting Standards Board;

           (3) such other statements by such other entity as approved by a significant segment of the accounting profession; and

           (4) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

          "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

           (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or

           (2) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

                                          13


          "Guaranty Agreement" means a supplemental indenture, in a form satisfactory to the Trustee, pursuant to which a Subsidiary Guarantor guarantees the Company's obligations with respect to the Notes on the terms provided for in this Indenture.

          "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate

Agreement, Currency Agreement or Commodity Agreement entered into in the ordinary course of business.

          "Holder" or "Noteholder" means the Person in whose name a Note is registered on the Registrar's books.

          "Incur" means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Restricted Subsidiary. The term "Incurrence" when used as a noun shall have a correlative meaning.

          "Indebtedness" means, with respect to any Person on any date of determination (without duplication):

           (1) the principal in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable, including, in each case, any premium on such indebtedness to the extent such premium has become due and payable;

           (2) all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale/Leaseback Transactions entered into by such Person;

           (3)  all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such

                Person under any title retention agreement (but excluding

                trade accounts payable or accrued liabilities arising in the ordinary course of business which are not overdue or which are being contested in good faith);

           (4) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction;

           (5) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock of such Person or, with respect to any Preferred Stock of any

                                         14

                Subsidiary of such Person, the principal amount of such Preferred Stock to be determined in accordance with this Indenture;

           (6) all obligations of the type referred to in clauses (1) through (5) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;

           (7) all obligations of the type referred to in clauses (1) through (6) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets and the amount of the obligation so secured; and

           (8) to the extent not otherwise included in this definition, Hedging Obligations of such Person.

          The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date; provided, however, that in the case of Indebtedness sold at a discount, the amount of such Indebtedness at any time will be the accreted value thereof at such time.

          "Independent Qualified Party" means an investment banking firm, accounting firm or appraisal firm of national standing; provided, however, that such firm is not an Affiliate of the Company.

          "Interest Rate Agreement" means in respect of a Person any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other financial agreement or arrangement including, without limitation, any such arrangement whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a fixed or floating rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or floating rate of interest on the same notional amount.

          "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender) or other extensions of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. Except as otherwise

                                 15

provided for herein, the amount of an Investment shall be its fair value at the time the Investment is made and without giving effect to subsequent changes in value.

          For purposes of the definition of "Unrestricted
Subsidiary", the definition of "Restricted Payment" and
Section 5.04:

          (1) "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary equal to an amount (if positive) equal to (A) the Company's "Investment" in such Subsidiary at the time of such redesignation less
               (B) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

(2)  any property transferred to or from an Unrestricted
Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors.
          "Issue Date" means the date on which the Notes
(other than any Additional Notes) are originally issued.

          "Investment Grade" means (1) with respect to Standard & Poor's Ratings Group, any of the ratings categories from and including AAA to and including BBB- and
(2) with respect to Moody's Investor Service, Inc., any of the ratings categories from and including Aaa to and including Baa3.

          "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York.

          "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

          "Limited Originator Recourse" means a
reimbursement obligation of the Company in connection with a drawing on a letter of credit, revolving loan commitment, cash collateral account or other such credit enhancement issued to support Indebtedness of a Securitization

Subsidiary that the Board of Directors determines is necessary to effectuate a Qualified Securitization Transaction; provided, that the available amount of any such form of credit enhancement at any time shall not exceed 10% of the principal amount of such Indebtedness at such time and provided, further, that such reimbursement obligation is permitted to be Incurred by the Company pursuant to Section
5.03 and that any such Lien securing such reimbursement obligation is permitted pursuant to Section 5.09.

                                 16


          "Net Available Cash" from an Asset Disposition means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets or received in any other noncash form), in each case net of:

(1) all legal, accounting, financial advisory, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset
     Disposition;

(2) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds of such Asset Disposition;

(3) all distributions and other payments required to be made to minority interest holders in Restricted Subsidiaries as a result of such Asset Disposition; and
(4) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition; provided, however, that any reduction in such reserve after consummation of the Asset Disposition will be deemed a new Asset Disposition with Net Available Cash equal to the amount of such reduction.

          "Net Cash Proceeds", with respect to any issuance or sale of Capital Stock or Indebtedness, means (A) the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof and (B) solely for purposes of Section 5.04(a)(3)(B), the fair market value (as of the date of the transaction and as determined in good faith by the Board of Directors) of the Capital Stock (other than Disqualified Stock) of a Person (whose primary business is a Related Business) that thereupon becomes a Restricted Subsidiary (other than a Securitization Subsidiary), which Capital Stock constitutes the proceeds received by the Company from an issuance or sale of its Capital Stock, net of the fees and taxes described in clause (A) above.

                                17


          "Notes" means the Notes to be issued pursuant to this Indenture.

          "Obligations" means with respect to any
Indebtedness all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements and other amounts payable pursuant to the documentation governing such indebtedness.

          "Offering Circular" means the offering circular, together with any documents incorporated therein by reference, prepared by the Company and relating to the Notes, dated as of April 30, 2003.

          "Officer" means the Chairman of the Board, the President, any Vice President, the Treasurer or the Secretary of the Company.

          "Officers' Certificate" means a certificate signed by two Officers.

          "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee.
The counsel may be an employee of or counsel to the Company or the Trustee.

          "Permitted Guarantees" means any guarantee by a Restricted Subsidiary (i) outstanding on the Issue Date after giving effect to the use of the net proceeds of the sale of the Notes as described in the Offering Circular,
(ii) of Indebtedness of the Company Incurred under Section
5.03(b)(1)  and (iii) of Indebtedness of the Company

Incurred under a bank credit facility that is Incurred in compliance with Section 5.03 and secured in compliance with
Section 5.09.

          "Permitted Holders" means Apax Managers, Inc. and
Apax Partners Europe Managers Limited and their Affiliates.

          "Permitted Investment" means an Investment by the Company or any Restricted Subsidiary in:

           (1) the Company, a Restricted Subsidiary (other than a Securitization Subsidiary) or a Person that will, upon the making of such Investment, become a Restricted Subsidiary (other than a Securitization Subsidiary); provided, however, that the primary business of such Restricted Subsidiary is a Related Business;

           (2) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary; provided, however, that such Person's primary business is a Related Business;

           (3)  cash and Temporary Cash Investments;

           (4) receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and

                                           18

                payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

           (5) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

           (6) loans or advances to employees made in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiary but in any event not to exceed $2.0 million in the aggregate outstanding at any one time;

           (7) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of a debtor;

           (8) any Person to the extent such Investment represents the non-cash portion of the consideration received for an Asset Disposition as permitted pursuant to Section 5.06;

           (9)  Hedging Obligations in compliance with Section 5.03;


           (10) any Person to the extent such Investment is in existence on the Issue Date (after giving effect to the use of the net proceeds of the sale of the Notes as described in the Offering Circular);

           (11) a Securitization Subsidiary in connection with a Qualified Securitization Transaction which Investments are customary for such transaction; and

           (12) any Person engaged principally in a Related Business prior to such Investment if (i) at the time of such Investment and after giving pro forma effect thereto, the Company is entitled to Incur an additional $1.00 of Indebtedness pursuant to Section 5.03(a) and (ii) the aggregate amount of all Investments made pursuant to this clause (12) does not exceed $15.0 million at any one time outstanding; provided that Investments of up to $5.0 million in the aggregate at any one time outstanding shall be permitted under this clause (12) without regard to the requirements of clause (i) of this clause (12).



          "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated

                                           19

organization, government or any agency or political subdivision thereof or any other entity.

          "Preferred Stock", as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

          "principal" of a Note means the principal of the Note plus the premium, if any, payable on the Note which is due or overdue or is to become due at the relevant time.

          "Purchase Money Indebtedness" means any
Indebtedness of a Person to any seller or other Person incurred to finance the acquisition or construction of any property or assets and which is incurred substantially concurrently therewith, is secured only by the assets so financed and the principal amount of which does not exceed the cost of the assets acquired or constructed.

          "Qualified Securitization Transaction" means any accounts receivable or licensing royalty financing facility or arrangement pursuant to which a Securitization Subsidiary purchases or otherwise acquires accounts receivable or licensing royalties and related assets from the Company or any Restricted Subsidiary and enters into a third party financing thereof on customary market terms that the Board of Directors has concluded are fair to the Company and its Restricted Subsidiaries.

          "Refinance" means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness.

          "Refinanced" and "Refinancing" shall have correlative meanings.

          "Refinancing Indebtedness" means Indebtedness that
Refinances any Indebtedness of the Company or any Restricted
Subsidiary existing on the Issue Date (after giving effect

to the use of the net proceeds of the sale of the Notes as described in the Offering Circular) or Incurred in compliance with this Indenture, including Indebtedness that Refinances Refinancing Indebtedness; provided, however, that:

           (1) such Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced;

           (2) such Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced; and

           (3)  unless otherwise permitted to be Incurred pursuant to
                Section 5.03, such Refinancing Indebtedness has an aggregate principal

                                          20

                amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding or committed (plus fees and expenses, including any premium and defeasance costs) under the Indebtedness being Refinanced;

provided, further, however, that Refinancing Indebtedness shall not include (A) Indebtedness of a Subsidiary that Refinances Indebtedness of the Company or (B) Indebtedness of the Company or a Restricted Subsidiary that Refinances
Indebtedness of an Unrestricted Subsidiary.

          "Related Business" means any business in which the Company or any Restricted Subsidiary was engaged on the Issue Date and any business related, ancillary or complementary to any business of the Company or any Restricted Subsidiary in which the Company or any Restricted
Subsidiary was engaged on the Issue Date.


          "Restricted Payment" with respect to any Person means:

           (1) the declaration or payment of any dividends or any other distributions of any sort in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving such Person) or similar payment to the direct or indirect holders of its Capital Stock (other than dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) and dividends or distributions payable solely to the Company or a Restricted Subsidiary, and other than pro rata dividends or other distributions made by a Subsidiary that is not a Wholly Owned Subsidiary to minority stockholders (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation));

           (2) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company held by any Person or of any Capital Stock of a Restricted Subsidiary held by any Affiliate of the Company (other than a Restricted Subsidiary), including in connection with any merger or consolidation and including the exercise of any option to exchange any Capital Stock (other than into Capital Stock of the Company that is not Disqualified Stock);

           (3) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated Obligations of such Person (other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund

                                         21

                obligation, principal installment
                or final maturity, in each case due within one year of the date of such purchase, repurchase or other acquisition); or

           (4) the making of any Investment (other than a Permitted Investment) in any Person.

          "Restricted Subsidiary" means any Subsidiary of the Company that is not an Unrestricted Subsidiary.

          "Sale/Leaseback Transaction" means any arrangement with any Person providing for the leasing by the Company or any Restricted Subsidiary of the Company, for a period of more than three years, of any real or tangible personal property, which property has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person in contemplation of such leasing.


          "SEC" means the U.S. Securities and Exchange
Commission.

          "Securities Act" means the U.S. Securities Act of
1933, as amended.

          "Securitization Subsidiary" means a Wholly Owned
Subsidiary of the Company

           (1) that is designated a "Securitization Subsidiary" by the Board of Directors;

           (2) that does not engage in any activities other than Qualified Securitization Transactions and any activity necessary or incidental thereto;

           (3) no portion of the Indebtedness or any other obligation, contingent or otherwise, of which

               (A)  is Guaranteed by the Company or any
                    Restricted Subsidiary other than
                    pursuant to Standard Securitization
                    Undertakings or Limited Originator
                    Recourse,

               (B)  is recourse to or obligates the Company
                    or any other Restricted Subsidiary in
                    any way other than pursuant to Standard
                    Securitization Undertakings or Limited
                    Originator Recourse, or

               (C)  subjects any property or asset of the
                    Company or any other Restricted
                    Subsidiary, directly or indirectly,
                    contingently or otherwise, to the
                    satisfaction thereof other than pursuant to Standard Securitization Undertakings or Limited Originator Recourse; and

                                              22

           (4) with respect to which neither the Company nor any Restricted Subsidiary has any obligation to maintain or preserve its financial condition or cause it to achieve certain levels of operating results.

          "Senior Indebtedness" means with respect to any
Person:

           (1) Indebtedness of such Person, whether outstanding on the Issue Date (after giving effect to the use of the net proceeds of the sale of the Notes as described in the Offering Circular) or thereafter Incurred; and

           (2) all other Obligations of such Person (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such Person whether or not post-filing interest is allowed in such proceeding) in respect of Indebtedness described in clause
                (1) above;

unless, in the case of clauses (1) and (2), in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such Indebtedness or other Obligations are subordinate in right of payment to the Notes or the Subsidiary Guaranty of such Person, as the case may be; provided, however, that Senior
Indebtedness shall not include:

           (1)  any obligation of such Person to any Subsidiary;

           (2) any liability for Federal, state, local or other taxes owed or owing by such Person;

           (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities);

           (4) any Indebtedness or other Obligation of such Person which is subordinate or junior in any respect to any other Indebtedness or other Obligation of such Person;

           (5) that portion of any Indebtedness which at the time of Incurrence is Incurred in violation of this Indenture; or

           (6)  any Capital Stock.

          "Series B Preferred Stock" means the Company's
Series B Convertible Preferred Stock outstanding on the
Issue Date and any additional shares thereof issued in payment of dividends thereon.

                                     23

          "Significant Subsidiary" means any Restricted
Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

          "Standard Securitization Undertakings" means representations, warranties, covenants and indemnities entered into by the Company or any Restricted Subsidiary that are reasonably customary in accounts receivable or licensing royalty securitization transactions, as the case may be.

          "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

          "Subordinated Obligation" means, with respect to a Person, any Indebtedness of such Person (whether outstanding on the Issue Date (after giving effect to the use of the net proceeds of the sale of the Notes as described in the Offering Circular) or thereafter Incurred) which is subordinate or junior in right of payment to the Notes or a Subsidiary Guaranty of such Person, as the case may be, pursuant to a written agreement to that effect.

          "Subsidiary" means, with respect to any Person,
any corporation, association, partnership or other business
entity of which more than 50% of the total voting power of
shares of Voting Stock is at the time owned or controlled,
directly or indirectly, by:


           (1)  such Person;

           (2) such Person and one or more Subsidiaries of such Person; or

           (3)  one or more Subsidiaries of such Person.

          "Subsidiary Guarantor" means each Restricted
Subsidiary of the Company that delivers a Guaranty Agreement pursuant to Section 5.11.

          "Subsidiary Guaranty" means a Guarantee by a Subsidiary Guarantor of the Company's obligations with respect to the Notes.

          "Temporary Cash Investments" means any of the following:

           (1)  any investment in direct obligations of the United
                States or any agency thereof or obligations guaranteed by the United States or any agency thereof;

           (2) investments in time deposit accounts, certificates of deposit and money market deposits maturing within 365 days of the date of

                                         24

                acquisition thereof issued by a bank or trust company which is organized under the laws of the United States, any State thereof or any foreign country recognized by the United States, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50.0 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor;

           (3) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above entered into with a bank meeting the qualifications described in clause (2) above;

           (4) investments in commercial paper, maturing not more than 270 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of or any foreign country recognized by the United States with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's Investors Service, Inc. or "A-1" (or higher) according to Standard and Poor's Ratings Group; and

           (5) investments in securities with maturities of 270 days or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, or by any political subdivision or taxing authority thereof, and rated at least "A" by Standard & Poor's Ratings Group or "A" by Moody's Investors Service, Inc.

          "Trustee" means SunTrust Bank, a state banking association, until a successor replaces it and, thereafter, means the successor.

          "Trust Indenture Act" means the Trust Indenture
Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the Issue Date.


          "Trust Officer" means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

          "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States is pledged and which are not callable at the issuer's option.

                                  25

          "Unrestricted Subsidiary" means:

           (1)  any Subsidiary of an Unrestricted Subsidiary; and

           (2) any Subsidiary of the Company which is designated after the Issue Date as an Unrestricted Subsidiary by a resolution of the Board of Directors of the Company;

provided that a Subsidiary may be so designated as an Unrestricted Subsidiary only if


               (A)  such designation is in compliance with Section 5.04;

               (B) such Subsidiary does not own any Capital Stock or Indebtedness of, or hold any Lien on any property of, the Company or any Restricted Subsidiary;

(C) no Default or Event of Default has occurred and is continuing or results therefrom; and
(D) neither the Company nor any Restricted Subsidiary will at any time
                    (i) provide a guarantee of, or similar credit support to, any Indebtedness of such Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness),

(ii) be directly or indirectly liable for any Indebtedness of such Subsidiary, or
(iii) be directly or indirectly liable for any other Indebtedness which provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon (or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity) upon the occurrence of a default with respect to any other Indebtedness that is Indebtedness of such Subsidiary (including any corresponding right to take enforcement action against such Subsidiary), except in the case of clause (i) or (ii) above to the extent

                    (i) that the Company or such Restricted Subsidiary could otherwise provide such a guarantee or incur such Indebtedness pursuant to Section 5.03(a); and

                                          26

                    (ii) the provision of such guarantee and the incurrence of such Indebtedness otherwise would be permitted under
                         Section 5.04.

          The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary;
provided, however, that immediately after giving effect to such designation (A) the Company could Incur $1.00 of additional Indebtedness under Section 5.03(a) and (B) no Default or Event of Default shall have occurred and be continuing.

          Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

          "Voting Stock" of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

          "Wholly Owned Subsidiary" means a Restricted
Subsidiary all the Capital Stock of which (other than directors' qualifying shares) is owned by the Company or one or more Wholly Owned Subsidiaries.



                                    27


         SECTION 1.01.

Other Definitions.

Term                                      Defined
                                          in Section


"Affiliate Transaction"                   5.07
"Appendix"                                2.01
"Bankruptcy Law"                          7.01
"covenant defeasance option"              9.01(b)
"Custodian"                               7.01
"Event of Default"                        7.01
"Exchange Securities"                     Appendix
"Initial Securities"                      Appendix
"legal defeasance option"                 9.01(b)
"Paying Agent"                            2.03
"Private Exchange Securities"             Appendix
"Registrar"                               2.03
"Registration Rights Agreement"           Appendix
"Successor Company"                       6.01(1)

         SECTION 1.02.       Incorporation by Reference of Trust
Indenture Act. This Indenture is subject to the mandatory provisions of the TIA, which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

          "Commission" means the SEC;

          "indenture securities" means the Securities and each Subsidiary Guaranty;

          "indenture security holder" means a Holder;

          "indenture to be qualified" means this Indenture;

          "indenture trustee" or "institutional trustee" means the Trustee; and

          "obligor" on the indenture securities means the Company, each Subsidiary Guarantor and any other obligor on the indenture securities.

          All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.


         SECTION 1.03. Rules of Construction. Unless the context otherwise requires:

          (1)  a term has the meaning assigned to it;


                               28

          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (3)  "or" is not exclusive;

          (4)  "including" means including without limitation;

          (5) words in the singular include the plural and words in the plural include the singular;

          (6) unsecured Indebtedness shall not be deemed to be subordinate or junior to secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;

          (7) the principal amount of any non-interest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP;

          (8) the principal amount of any Preferred Stock shall be (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater; and

          (9) all references to the date the Securities were originally issued shall refer to the Issue Date.

                          ARTICLE 2

                       The Securities

         SECTION 2.01. Form and Dating. Provisions relating to the Initial Securities, the Private Exchange Securities and the Exchange Securities are set forth in the Rule 144A/Regulation S Appendix attached hereto (the "Appendix") which is hereby incorporated in and expressly made part of this Indenture. The Initial Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit 1 to the Appendix which is hereby incorporated in and expressly made a part of this Indenture. The Exchange Securities, the Private Exchange Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A, which is hereby incorporated in and expressly made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Security shall be dated the date of its authentication. The terms of the Securities set forth in the Appendix and Exhibit A are part of the terms of this Indenture.

         SECTION 2.02.       Execution and Authentication.  Two
Officers shall sign the Securities for the Company by manual or facsimile signature. The Company's seal

                           29

shall be impressed, affixed, imprinted or reproduced on the Securities and may be in facsimile form.


          If an Officer, whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

          A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

          On the Issue Date, the Trustee shall authenticate and deliver $150 million of 8 1/8% Senior Notes Due May 1, 2013, and, at any time and from time to time thereafter, the Trustee shall authenticate and deliver Securities for original issue in an aggregate principal amount specified in such order, in each case upon a written order of the Company signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company. Such order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated and, in the case of an issuance of Additional Securities pursuant to
Section 2.13 after the Issue Date, shall certify that such issuance is in compliance with Section 5.03.

          The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Securities. Unless limited by the terms of such appointment, an authenticating agent may authenticate
Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.



         SECTION 2.03.       Registrar and Paying Agent.
The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Securities may be presented for payment (the "Paying Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent.

          The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee in writing of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation and indemnity therefor pursuant to Section 8.07. The Company or any Wholly Owned Subsidiary incorporated or organized within the United States may act as Paying Agent, Registrar, co-registrar or transfer agent.


                             30

          The Company initially appoints the Trustee as Registrar and Paying Agent in connection with the Securities.

         SECTION 2.04.       Paying Agent To Hold Money in Trust.

No later than 10:00 a.m. New York City time on each due date of the principal and interest on any Security, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal and interest when so becoming due.
The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities and shall notify the Trustee in writing of any default by the Company in making any such payment. If the Company or a Wholly Owned Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section 2.04, the Paying Agent shall have no further liability for the money delivered to the Trustee.

         SECTION 2.05. Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

         SECTION 2.06. Transfer and Exchange. The Securities shall be issued in registered form and shall be transferable only upon the surrender of a Security for registration of transfer. When a Security is presented to the Registrar or a co-registrar with a request to register a transfer, the Registrar shall register the transfer as requested if the requirements of this Indenture and Section 8-401(1) of the Uniform Commercial Code are met.
When Securities are presented to the Registrar or a co-registrar with a request to exchange them for an equal principal amount of Securities of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. No service charge shall be made for any registration of transfer or exchange or redemption of the Notes, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or other similar governmental charge payable upon exchanges pursuant to Article 4 or Section 2.09, 3.06,
5.06 or 10.05).

         SECTION 2.07. Replacement Securities. If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the requirements of Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Company, such Holder shall furnish an affidavit of lost certificate and indemnity bond or other indemnity sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss which any of them may

                             31

suffer if a Security is replaced.  The
Company and the Trustee may charge the Holder for their expenses in replacing a Security, including reasonable fees and expenses of counsel, and for any tax imposed in replacing such Security.

          Every replacement Security is an additional obligation of the Company.

         SECTION 2.08.       Outstanding Securities.
Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding. A
Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

          If a Security is replaced pursuant to Section
2.07, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced
Security is held by a bona fide purchaser.

          If the Paying Agent segregates and holds in trust,

in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

         SECTION 2.09.       Temporary Securities.  Until
definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities and deliver them in exchange for temporary Securities.

         SECTION 2.10. Cancellation. The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel and destroy (subject to the record retention requirements of the

Exchange Act) all Securities surrendered for registration of transfer, exchange, payment or cancellation in accordance with the Trustee's customary procedures. The Company may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancellation.

         SECTION 2.11. Defaulted Interest. If the Company defaults in a payment of interest on the Securities, the Company shall pay defaulted interest as provided in the Securities (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Company may pay the defaulted interest to the Persons who are Holders on a subsequent special record date. The Company shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail to each Holder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

                                   32


         SECTION 2.12.       CUSIP Numbers.  The Company in
issuing the Securities may use "CUSIP" numbers (if then generally in use) and, if so, the Trustee shall use CUSIP numbers in notices of redemption or exchange as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such CUSIP numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will notify the Trustee in writing of any change in a CUSIP number. The
Temporary Regulation S Global Security (as defined in
Section 2.1(a) of the Appendix hereto) and the Rule 144A
Global Security (as defined in Section 2.1(a) of the
Appendix hereto) shall be assigned separate CUSIP numbers.

         SECTION 2.13. Issuance of Additional Securities. The Company shall be entitled, subject to its compliance with Section 5.03, to issue Additional Securities under this Indenture, which shall have identical terms as the Initial Securities issued on the Issue Date, other than with respect to the date of issuance, the date from which interest will accrue thereon, the issue price and the amount of interest payable upon a registration default as provided under a registration rights agreement related thereto (and if such Additional Securities shall be issued in the form of Exchange Securities, other than with respect to transfer restrictions). The Initial Securities issued on the Issue Date, any Additional Securities and all Exchange Securities or Private Exchange Securities issued in exchange therefor shall be treated as a single class for all purposes under this Indenture.

          With respect to any Additional Securities, the Company shall set forth in a resolution of the Board of Directors and an Officers' Certificate, a copy of each of which shall be delivered to the Trustee, the following information:



          (1)  the aggregate principal amount of such
     Additional Securities to be authenticated and delivered pursuant to this Indenture;

          (2) the issue price, the issue date and the CUSIP numbers of such Additional Securities; provided, however, that no Additional Securities may be issued at a price that would cause such Additional Securities to have "original issue discount" within the meaning of
     Section 1273 of the Code; and

          (3) whether such Additional Securities shall be Transfer Restricted Securities (as defined in the
     Appendix hereto) and issued in the form of Initial
     Securities as set forth in the Appendix to this Indenture or shall be issued in the form of Exchange
     Securities as set forth in Exhibit A.



                               33


                          ARTICLE 3

                         Redemption

         SECTION 3.01.       Notices to Trustee.  If the
Company elects to redeem Securities pursuant to paragraph 5 of the Securities, it shall notify the Trustee in writing of the redemption date, the principal amount of Securities to be redeemed and the paragraph of the Securities pursuant to which the redemption will occur.

          The Company shall give notice to the Trustee provided for in this Section 3.01 at least 30 but not more than 60 days before the redemption date unless the Trustee consents in writing to a shorter period. Such notice shall be accompanied by an Officers' Certificate from the Company to the effect that such redemption will comply with the conditions herein.

         SECTION 3.02. Selection of Securities To Be Redeemed. If fewer than all of the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed on a pro rata basis or by lot or by a method that complies with applicable legal and securities exchange requirements, if any, and that the Trustee in its sole discretion shall deem to be fair and appropriate and in accordance with methods generally used at the time of selection by fiduciaries in similar circumstances. The Trustee shall make the selection from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $1,000. Securities and portions of them the Trustee selects shall be in principal amounts of $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.



         SECTION 3.03.       Notice of Redemption.  At least
30 days but not more than 60 days before a date for redemption of Securities, the Company shall mail a notice of redemption by first-class mail to each Holder of Securities to be redeemed at such Holder's registered address.

          The notice shall identify the Securities to be redeemed and shall state:

          (1)  the redemption date;

          (2)  the redemption price;

          (3)  the name and address of the Paying Agent;

          (4) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

          (5)  if fewer than all of the outstanding
     Securities are to be redeemed, the identification and principal amounts of the particular Securities to be redeemed;

                                 34

          (6) that, unless the Company defaults in making such redemption payment, interest on Securities (or a portion thereof) called for redemption ceases to accrue on and after the redemption date; and

          (7) that no representation is made as to the correctness or accuracy of the CUSIP numbers, if any, listed in such notice or printed on the Securities.

          At the Company's written request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. In such event, the Company shall provide the Trustee with the information required by this Section 3.03.

         SECTION 3.04. Effect of Notice of Redemption. Once notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender
to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date). Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

         SECTION 3.05.       Deposit of Redemption Price.
No later than 10:00 a.m. New York City time on the redemption date, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest on all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which have been delivered by the Company to the Trustee for cancellation.

         SECTION 3.06. Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder (at the Company's expense) a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

                          ARTICLE 4

                      Change of Control

         SECTION 4.01. Repurchase Right. Upon the occurrence of a Change of Control, each Holder shall have the right to require that the Company repurchase such Holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

                                35

         SECTION 4.02.       Notices; Method of Exercising Repurchase
Rights, Etc.

(a) Within 30 days following any Change of Control, the Company will mail a notice to each Holder with a copy to the Trustee (the "Change of Control Offer") stating:

           (1) that a Change of Control has occurred and that such Holder has the right to require the Company to purchase such Holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase, plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest on the relevant interest payment date);

           (2) the circumstances and relevant facts regarding such Change of Control;

           (3) the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

           (4) the instructions, as determined by the Company, consistent with the Section described hereunder, that a Holder must follow in order to have its Notes purchased.

          (b) Holders electing to have a Note purchased will be required to surrender the Note, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the purchase date. Holders will be entitled to withdraw their election if the Trustee or the Company receives, not later than one Business Day prior to the purchase date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Note purchased.

          (c) On the purchase date, all Notes purchased by the Company under this Section 4.02 shall be delivered by the Company to the Trustee for cancellation, and the Company shall pay the purchase price plus accrued and unpaid interest, if any, to the Holders entitled thereto.

          (d) Notwithstanding the foregoing provisions of this Section 4.02, the Company will not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

          (e)  The Company will comply, to the extent
applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the covenant described hereunder, the Company will comply with the

                           36

applicable securities laws and regulations and shall not be deemed to have breached the Company's obligations under the covenant described hereunder by virtue of the Company's compliance with such securities laws or regulations.

                          ARTICLE 5

                          Covenants

         SECTION 5.01. Payment of Securities. The Company shall promptly pay in lawful currency of the United States the principal of and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal and interest shall be considered paid on the date due if no later than 10:00 a.m. New York City time on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due.

          The Company shall pay interest on overdue

principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

         SECTION 5.02. SEC Reports. Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will file with the SEC (to the extent that the SEC will accept such filing) and provide the Trustee (and, only if the Company is no longer subject to such reporting requirements, the Holders) with such annual reports and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such information, documents and other reports to be so filed and provided at the times specified for the filings of such information, documents and reports under such Sections.

          In addition, the Company will furnish to the Holders and to prospective investors, upon the requests of such Holders, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the Notes are not freely transferable under the Securities Act.

         SECTION 5.03.       Limitation on Indebtedness.
(a) The Company will not, and will not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness; provided, however, that the Company and any future Subsidiary Guarantor will be entitled to Incur Indebtedness if, on the date of such Incurrence and after giving effect thereto on a pro forma basis, no Default has occurred and is continuing and the Consolidated Coverage Ratio would be greater than 2.0 to 1.

     (b) Notwithstanding the foregoing paragraph (a), the Company and the Restricted Subsidiaries will be entitled to Incur any or all of the following Indebtedness:


          (1) Indebtedness Incurred by the Company and the Restricted Subsidiaries (including Restricted Subsidiaries that become
     Subsidiaries after the Issue Date) pursuant to the Credit
     Agreement; provided, however, that, after giving effect to any such Incurrence, the aggregate principal amount of all

                                  37

     Indebtedness Incurred under this clause (1) and then outstanding does not exceed the greater of (A) $325.0 million and (B) the Borrowing Base, less in the case of clause (A) the sum of all mandatory principal payments with respect to such Indebtedness pursuant to Section 5.06(a)(3)(A) (which principal payments in the case of revolving loans are accompanied by a corresponding permanent commitment reduction);

(2) Indebtedness owed to and held by the Company or a Restricted Subsidiary (other than a Securitization Subsidiary); provided, however, that any subsequent issuance or transfer of any Capital Stock which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company or a Restricted Subsidiary (other than a Securitization Subsidiary)) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the obligor thereon;

(3) the Notes and the Exchange Securities (other than any Additional Notes);

(4) the Existing Notes and any other Indebtedness outstanding on the Issue Date after giving effect to the use of the net proceeds of the sale of the Notes as described in the Offering Circular (other than Indebtedness described in clause (1), (2), (3) or (10) of this Section 5.03(b));

(5) Indebtedness of a Restricted Subsidiary Incurred and outstanding on or prior to the date on which such Subsidiary was acquired by the Company (other than Indebtedness Incurred in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Subsidiary became a Subsidiary or was acquired by the Company); provided, however, that at the time of such acquisition and after giving pro forma effect thereto, the aggregate principal amount of all Indebtedness Incurred pursuant to this clause
(5) and then outstanding does not exceed $5.0 million

(including
any Refinancing Indebtedness with respect thereto);

(6) Refinancing Indebtedness in respect of Indebtedness Incurred pursuant to Section 5.03(a) or pursuant to clause
(3), (4) or (5) or this clause (6) of this Section 5.03(b); provided, however, that to the extent such Refinancing Indebtedness directly or indirectly Refinances Indebtedness of a Subsidiary Incurred pursuant to Section 5.03(b)(5), such Refinancing Indebtedness shall be Incurred only by such Subsidiary;

(7)  Hedging Obligations consisting of Interest Rate
Agreements, Currency Agreements or Commodity Agreements not entered into for speculative purposes;

                            38

(8) obligations in respect of performance, bid and surety bonds and completion guarantees provided by the Company or any Restricted Subsidiary in the ordinary course of business;

(9) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within two Business Days of its Incurrence;

(10) Indebtedness of the Company consisting of (A) guarantees of payments of accounts payable of third-party manufacturing facilities up to the amount of the commitment therefor on the Issue Date but in any event not to exceed
$4.5 million and (B) obligations of Calvin Klein, Inc. for the payment of letters of credit issued on its behalf up to the amount of the commitment therefor on the Issue Date but in any event not to exceed $1.5 million.

(11) Purchase Money Indebtedness and Capital Lease
Obligations Incurred by the Company or a Restricted
Subsidiary to acquire property in the ordinary course of business and which do not in the aggregate exceed $10.0 million at any time outstanding;

(12) the Subsidiary Guaranty of a Subsidiary Guarantor;

(13) any Permitted Guarantee by a Restricted Subsidiary described in clause (iii) of the definition of "Permitted
Guarantees" or any Indebtedness Incurred by a Restricted
Subsidiary as a co-borrower of Indebtedness of the Company described in clause (iii) of the definition of "Permitted
Guarantees";

(14) Indebtedness of a Foreign Restricted Subsidiary which at any time outstanding does not exceed the greater of (A) the Foreign Borrowing Base of such Foreign Restricted Subsidiary and (B) an amount which, when taken together with all Indebtedness Incurred by all other Foreign Restricted Subsidiaries and then outstanding, does not exceed $5.0 million in the aggregate;

(15) Indebtedness Incurred by a Securitization Subsidiary in a Qualified Securitization Transaction; and

(16) Indebtedness of the Company and any future Subsidiary
Guarantors in an aggregate principal amount which, when taken together with all other Indebtedness of the Company and its Restricted Subsidiaries outstanding on the date of such Incurrence (other than Indebtedness permitted by clauses (1) through (15) above or Section 5.03(a)) does not exceed $30.0 million.

     (c) Notwithstanding the foregoing, neither the Company nor any Subsidiary Guarantor will Incur any Indebtedness pursuant to the foregoing paragraph (b) if the proceeds thereof are used, directly or indirectly, to Refinance any Subordinated Obligations of the Company or any Subsidiary Guarantor unless such Indebtedness shall

                            39

be subordinated to the Notes or the applicable Subsidiary
Guaranty to at least the same extent as such Subordinated
Obligations.

     (d)  For purposes of determining compliance with this
Section 5.03:

          (1) any Indebtedness remaining outstanding under the Credit Agreement after the application of the net proceeds of the sale of the Notes will be treated as Incurred on the Issue
     Date under Section 5.03(b)(1) above;

          (2) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described above, the Company, in its sole discretion, will classify such item of Indebtedness at the time of Incurrence and will only be required to include the amount and type of such Indebtedness in one of the above clauses; and

          (3) the Company will be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described above.

          (e)  Notwithstanding any other provision of this
Section 5.03, the accrual of interest, the accretion or amortization of original issue discount and the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms will not be deemed to be an incurrence of Indebtedness for purposes of this covenant; provided, however, that the amount thereof is included in Consolidated Interest Expense of the Company and its consolidated Restricted Subsidiaries as accrued.

         SECTION 5.04.       Limitation on Restricted Payments

     . (a) The Company will not, and will not permit any Restricted Subsidiary, directly or indirectly, to make a Restricted Payment if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:

          (1) a Default shall have occurred and be continuing (or would result therefrom);

          (2)  the Company is not entitled to Incur an additional
     $1.00 of Indebtedness pursuant to Section 5.03(a); or

          (3) the aggregate amount of such Restricted Payment and all other Restricted Payments since the Issue Date would exceed the sum of (without duplication):

               (A) 50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from the beginning of the fiscal quarter immediately following the fiscal quarter during which the Issue Date occurs to the end of the most recent fiscal quarter for which financial statements are available on or prior to the date of such Restricted Payment (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit); plus


                                  40


(B) 100% of the aggregate Net Cash Proceeds received by the Company from the issuance or sale of its Capital Stock, including Capital Stock issued pursuant to a stock option or similar plan established by the Company (other than Disqualified Stock) subsequent to the Issue Date (other than an issuance or sale to a Subsidiary of the Company and other than an issuance or sale to an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees) and 100% of any cash capital contribution received by the Company from its stockholders subsequent to the Issue Date; plus

(C) the amount by which Indebtedness of the Company is reduced on the Company's balance sheet upon the conversion or exchange subsequent to the Issue Date of any Indebtedness of the Company convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash, or the fair value of any other property, distributed by the Company upon such conversion or exchange); provided, however, that the foregoing amount shall not exceed the Net Cash Proceeds received by the Company or any Restricted Subsidiary from the sale of such Indebtedness (excluding Net Cash Proceeds of sales to a Subsidiary of the Company or to an employee stock ownership plan or a trust established by the Company or any of its Subsidiaries for the benefit of their employees); plus

(D) an amount equal to the sum of (x) the reduction, net of costs, in the Investments (other than Permitted Investments) made by the Company or any Restricted Subsidiary in any Person resulting from repurchases, repayments or redemptions of such Investments by such Person, proceeds realized on the sale of such Investment and proceeds representing the return of capital (excluding dividends and distributions), in each case received by the Company or any Restricted Subsidiary, and (y) to the extent such Person is an Unrestricted Subsidiary, the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however, that the foregoing sum shall not exceed, in the case of any such Person or Unrestricted Subsidiary, the amount of Investments (excluding Permitted Investments) previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in such Person or Unrestricted Subsidiary; plus

(E)  $7.5 million.


     (b)  The preceding provisions will not prohibit:

          (1) any Restricted Payment made out of the Net Cash Proceeds of the substantially concurrent sale of, or made by exchange for, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or

                                 41

     sold to a Subsidiary of the Company or an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees) or a substantially concurrent cash capital contribution received by the Company from its stockholders; provided, however, that (A) such Restricted Payment shall be excluded in the calculation of the amount of Restricted Payments and
     (B) the Net Cash Proceeds of such sale or such cash capital contribution (to the extent so used for such Restricted Payment) shall be excluded from the calculation of amounts under Section 5.04(a)(3)(B);

(2) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations of the Company or any Subsidiary Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, Indebtedness which is permitted to be Incurred pursuant to Section 5.03; provided, however, that such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value shall be excluded in the calculation of the amount of Restricted Payments;

          (3) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with this covenant; provided, however, that at the time of payment of such dividend, no other Default shall have occurred and be continuing (or result therefrom); provided further, however, that such dividend shall be included in the calculation of the amount of Restricted Payments;

(4) the payment of dividends by the Company on its common stock in an annual amount of up to $0.15 per outstanding share of common stock; provided, however, that such payment will be included in the calculation of the amount of Restricted Payments;

(5) repurchases by the Company of Capital Stock deemed to occur upon the exercise of options or warrants if such Capital Stock represents all or a portion of the exercise price thereof; provided, however, that such repurchases will be excluded from the calculation of the amount of Restricted Payments; and

(6) other Restricted Payments not exceeding $15.0 million in the aggregate at any one time outstanding; provided, however, that (A) at the time of such Restricted Payments, no Default or Event of Default shall have occurred and be continuing (or result therefrom) and (B) such Restricted
Payments will be excluded in the calculation of the amount of Restricted Payments.

          (c)  For purposes of determining compliance with

this Section 5.04, in the event that a Restricted Payment meets the criteria of more than one of the types of Restricted Payments described above, the Company may order and classify, and from time to time may reclassify, such Restricted Payment if that classification would have been permitted at the time such Restricted Payment was made and at the time of the reclassification.

                                42

          SECTION 5.05.       Limitation on Restrictions on
Distributions from Restricted Subsidiaries. The Company will not, and will not permit any Restricted
Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to
(a) pay dividends or make any other distributions on its Capital Stock to the Company or a Restricted Subsidiary or pay any Indebtedness owed to the Company, (b) make any loans or advances to the Company or (c) transfer any of its property or assets to the Company, except:

          (1)  with respect to clauses (a), (b) and (c) of this
     Section 5.05,

               (A) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Issue Date (after giving effect to the use of the net proceeds of the sale of the Notes as described in the Offering Circular);

               (B) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company) and outstanding on such date;

(C) any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (A) or (B) of this
Section 5.05(1) or this clause (C) or contained in any amendment to an agreement referred to in clause (A) or (B) of this Section 5.05(1) or this clause (C); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such refinancing agreement or amendment are no less favorable in any material respect to the Noteholders than encumbrances and restrictions with respect to such Restricted Subsidiary contained in such predecessor agreements;

(D) any encumbrance or restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition and so long as the consummation of such transaction would not result in a Default or Event of Default;

(E) any encumbrance or restriction under applicable corporate law or regulation relating to the payment of dividends or distributions;

                              43

(F) any encumbrance or restriction contained in the terms of any Indebtedness permitted to be Incurred under this Indenture; provided that such encumbrances or restrictions are ordinary and customary with respect to the type of Indebtedness being Incurred if the Board of Directors determines that any such encumbrance or restriction will not adversely affect the Company's ability to make principal or interest payments on the Notes; and

(G) any encumbrance or restriction with respect to Indebtedness or other contractual requirements of a Securitization Subsidiary in connection with and, in the good faith determination of the Board of Directors, necessary to effectuate, a Qualified Securitization
Transaction; provided, however, that such encumbrance or restriction applies only to such Securitization Subsidiary;
and

          (2)  with respect to clause (c) of this Section 5.05 only,

               (A) any encumbrance or restriction consisting of customary nonassignment provisions in leases governing leasehold interests to the extent such provisions restrict the transfer of the lease or the property leased thereunder; and

(B) any encumbrance or restriction contained in security agreements or mortgages securing Indebtedness of a Restricted Subsidiary to the extent such encumbrance or restriction restricts the transfer of the property subject to such security agreements or mortgages.

         SECTION 5.06.       Limitation on Sales of Assets and
Subsidiary Stock. (a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Disposition unless:

           (1) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the fair market value (including as to the value of all non-cash consideration), as determined in good faith by the Board of Directors, of the shares and assets subject to such Asset Disposition;

           (2) in the case of an Asset Disposition other than an Asset Swap, at least 75% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash or cash equivalents; and

           (3) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or such Restricted Subsidiary, as the case may be)


                                     44

               (A) to the extent the Company elects (or is required by the terms of any Indebtedness), to prepay, repay, redeem or purchase Senior Indebtedness of the Company or Indebtedness (other than any Disqualified Stock) of a Restricted Subsidiary (in each case other than Indebtedness owed to the Company or an Affiliate of the Company) within one year from the later of the date of such Asset Disposition or the receipt of such Net Available Cash;

               (B) to the extent the Company elects, to acquire Additional Assets within one year from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; and

(C) to the extent of the balance of such Net Available Cash after application in accordance with clauses (A) and (B), to make an offer to the Holders (and to holders of other Senior Indebtedness of the Company designated by the Company) to purchase Notes (and such other Senior Indebtedness of the Company) pursuant to and subject to the conditions contained in this Indenture;


               provided, however, that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (A) or (C) above, the Company or such Restricted Subsidiary shall permanently retire such Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased.

          Notwithstanding the foregoing provisions of this
Section 5.06, the Company and the Restricted Subsidiaries will not be required to apply any Net Available Cash in accordance with this Section 5.06 except to the extent that the aggregate Net Available Cash from all Asset Dispositions which is not applied in accordance with this Section 5.06 exceeds $20.0 million. Pending application of Net Available Cash pursuant to this Section 5.06, such Net Available Cash shall be invested in Temporary Cash Investments or applied to temporarily reduce revolving credit indebtedness.

          (b) For the purposes of this Section 5.06, the following are deemed to be cash or cash equivalents:

           (1) the assumption of Indebtedness of the Company or any Restricted Subsidiary and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition; and

           (2) securities, notes or other obligations received by the Company or any Restricted Subsidiary from the transferee to the extent

                                   45

                converted within 90 days by the Company or such Restricted Subsidiary into cash or Temporary Cash
                Investments.

          (c) In the event of an Asset Disposition that requires the purchase of Notes (and other Senior Indebtedness of the Company) pursuant to clause (a)(3)(C) of this Section 5.06, the Company will purchase Notes tendered pursuant to an offer by the Company for the Notes (and such other Senior Indebtedness) at a purchase price of 100% of their principal amount (or, in the event such other Senior Indebtedness of the Company was issued with significant original issue discount, 100% of the accreted value thereof) without premium, plus accrued but unpaid interest (or, in respect of such other Senior Indebtedness of the Company, such lesser price, if any, as may be provided for by the terms of such Senior Indebtedness) in accordance with the procedures (including prorating in the event of oversubscription) set forth in this Indenture. If the aggregate purchase price of the securities tendered exceeds the Net Available Cash allotted to their purchase, the Company will select the securities to be purchased on a pro rata basis but in round denominations, which in the case of the Notes will be denominations of $1,000 principal amount or multiples thereof. The Company shall not be required to make such an offer to purchase Notes (and other Senior
Indebtedness of the Company) pursuant to this Section 5.06 if the Net Available Cash available therefor is less than $10.0 million (which lesser amount shall be carried forward for purposes of determining whether such an offer is required with respect to the Net Available Cash from any subsequent Asset Disposition).

          (d)  The Company will comply, to the extent
applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this
Section 5.06. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 5.06, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section
5.06 by virtue of its compliance with such securities laws or regulations.

         SECTION 5.07.       Limitation on Affiliate Transactions.
(a) The Company will not, and will not permit any Restricted Subsidiary to, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service) with, or for the benefit of, any Affiliate of the Company (an "Affiliate Transaction") unless:

           (1) the terms of the Affiliate Transaction are no less favorable to the Company or such Restricted Subsidiary than those that could be obtained at the time of the Affiliate Transaction in arm's-length dealings with a Person who is not an Affiliate;


           (2) if such Affiliate Transaction involves an amount in excess of $5.0 million, the terms of the Affiliate Transaction are set forth in writing and a majority of the non-employee directors of the Company disinterested with respect to such Affiliate Transaction have determined in good faith that the criteria set forth in clause

                                   46

                (1) of this
                Section 5.07 are satisfied and have approved the relevant Affiliate Transaction as evidenced by a resolution of the Board of Directors; and

(3) if such Affiliate Transaction involves an amount in excess of $17.5 million, the Board of Directors shall also have received a written opinion from an Independent Qualified Party to the effect that such Affiliate Transaction is fair, from a financial standpoint, to the Company and its Restricted Subsidiaries or is not less favorable to the Company and its Restricted Subsidiaries than could reasonably be expected to be obtained at the time in an arm's-length transaction with a Person who was not an Affiliate.

(b) The provisions of the preceding paragraph (a) will not prohibit:

           (1) any Investment (other than a Permitted Investment) or other Restricted Payment, in each case permitted to be made pursuant to Section 5.04;

           (2) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans in the ordinary course of business;

           (3)  loans or advances to employees in the ordinary course of business in accordance with the past practices of the Company or its Restricted Subsidiaries, but in any event not to exceed $2.0 million in the aggregate outstanding at any one time;

           (4) the payment of fees and compensation to, and the provision of employee benefit arrangements and indemnity for the benefit of, directors, officers and employees of the Company or any of its Restricted Subsidiaries entered into in the ordinary course of business;

           (5) any transaction between the Company and a Restricted Subsidiary or between Restricted Subsidiaries (other than Securitization Subsidiaries);

           (6) any transaction with a Restricted Subsidiary or joint venture or similar entity which would constitute an Affiliate Transaction solely because the Company or a Restricted Subsidiary owns an equity interest in or otherwise controls such Restricted Subsidiary, joint venture or similar entity;

           (7) the issuance or sale of any Capital Stock (other than Disqualified Stock) of the Company;

                                        47


           (8)  any agreement or arrangement in effect on the Issue
                Date (after giving effect to the use of the net proceeds of the sale of the Notes as described in the Offering Circular) or any amendment or replacement thereof; provided, however, that any such amendment or replacement is not less favorable in any material respect to the Company or any of its Restricted Subsidiaries than that in effect on the Issue Date;

           (9) sales or other dispositions of accounts receivable or licensing royalties and related assets to a Securitization Subsidiary in a Qualified Securitization Transaction which are customarily transferred in such a transaction; and

           (10) purchases by the Company or any Restricted Subsidiary from TAL Apparel Limited and related companies in the ordinary course of business on terms no less favorable to the Company or such Restricted Subsidiary than those that could be obtained at the time in arm's length dealings with an unrelated Person.

         SECTION 5.08. Limitation on the Sale or Issuance of Capital Stock of Restricted Subsidiaries. The Company:

          (1) will not, and will not permit any Restricted Subsidiary to, sell, lease, transfer or otherwise dispose of any Capital Stock of any Restricted Subsidiary to any Person
     (other than the Company or a Restricted Subsidiary other than a Securitization Subsidiary), and

          (2) will not permit any Restricted Subsidiary to issue any of its Capital Stock (other than, if necessary, shares of its Capital Stock constituting directors' or other legally required qualifying shares) to any Person (other than the Company or a Restricted Subsidiary other than a Securitization Subsidiary), unless

               (A) immediately after giving effect to such issuance, sale or other disposition, neither the Company nor any of its Subsidiaries own any Capital Stock of such Restricted
          Subsidiary;

               (B) immediately after giving effect to such issuance, sale or other disposition, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect thereto is treated as a new Investment by the Company and such Investment would be permitted to be made under Section 5.04 if made on the date of such issuance, sale or other disposition; or

(C) immediately after giving effect to such issuance, sale or other disposition of Capital Stock, other than Disqualified Stock, such Restricted Subsidiary would continue to be a Restricted Subsidiary,

                                48


and in the case of each of (A), (B) and (C), such issuance, sale or other disposition complies with, and the proceeds thereof are applied in accordance with, Section 5.06.

         SECTION 5.09. Limitation on Liens. The Company will not, and will not permit any Restricted Subsidiary to, issue, assume or guarantee any Indebtedness for borrowed money secured by any Lien on any property or asset now owned or hereafter acquired by the Company or such Restricted Subsidiary without making effective provision whereby any and all Notes then or thereafter outstanding will be secured by a Lien equally and ratably with (or, if the obligation to be secured by such Lien is subordinated in right of payment to the Notes, prior
to) any and all other obligations thereby secured for so long as any such obligations shall be so secured.

          The foregoing restriction does not, however, apply to:

          (1) Liens existing on the Issue Date after giving effect to the use of the net proceeds of the sale of the Notes as described in the Offering Circular;

(2) Liens securing Hedging Obligations so long as such Hedging Obligations relate to Indebtedness that is, and is permitted to be under this Indenture, secured by a Lien on the same property securing such Hedging Obligations;

(3) Liens to secure Purchase Money Indebtedness that is otherwise permitted under this Indenture; provided that (i) any such Lien is created solely for the purpose of securing
Indebtedness representing, or incurred to finance, the cost of the acquisition or construction that is the subject of the Purchase Money Indebtedness and (ii) such Lien is limited in the manner described in the definition of Purchase Money Indebtedness;

(4) Liens securing Capital Lease Obligations; provided, however, that such Lien does not extend to any property other than that subject to the underlying lease;

(5) Liens in favor of landlords contained in leases and subleases of real property granted by the Company or any Restricted Subsidiary or inventory or fixtures located on the leased real property; provided, however, that such Liens are in the ordinary course of business, are on terms customary for leases of such type and do not materially impair the use of the liened property in the operation of the business of the Company or the Restricted Subsidiary;

(6) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(7) Liens imposed by law, including, carriers', warehousemen's and mechanics' Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

                            49

(8) Liens for taxes, assessments and governmental charges not yet subject to penalties for non-payment or which are being contested in good faith and by appropriate proceedings; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

(9)  Liens securing Indebtedness Incurred under Section
5.03(b)(1);

(10) Liens securing Indebtedness owed by a Restricted
Subsidiary to the Company or to any other Restricted
Subsidiary (other than a Securitization Subsidiary);

(11) Liens on the property of any Restricted Subsidiary existing at the time such Person becomes a Subsidiary and not incurred as result of (or in connection with or in anticipation of) such Person becoming a Subsidiary; provided, however, that such Liens do not extend to or cover any property or assets of the Company or any of the Restricted Subsidiaries other than the property encumbered at the time such Person becomes a Subsidiary and do not secure Indebtedness with a principal amount in excess of the principal amount outstanding at such time;

(12) Liens securing the Notes and the Exchange Securities;

(13) Liens to secure taxes not yet due or which are being contested in good faith by the Company or a Restricted
Subsidiary;

(14) Liens securing Refinancing Indebtedness incurred to refinance Indebtedness that was previously so secured;

provided that such Lien extends to or covers only the same property that secures the Indebtedness being refinanced;

(15) Liens (excluding in all cases Liens securing Limited Originator Recourse obligations) on (i) accounts receivable and related assets transferred to, or on accounts receivable and related assets of, a Securitization Subsidiary in connection with a Qualified Securitization Transaction and
(ii) licensing royalties and related assets transferred to, or on licensing royalties and related assets of, a Securitization Subsidiary in connection with a Qualified Securitization Transaction in an aggregate amount of up to 15% of the total revenues from royalties or similar licensing payments of the Company and its Restricted Subsidiaries;

(16) Liens securing Indebtedness Incurred under Section
5.03(b)(14); or

(17) Liens (exclusive of any Lien of any type otherwise permitted under clauses (1) through (16) of this Section
5.09) securing Indebtedness for borrowed money of the Company or any Restricted Subsidiary in an aggregate principal amount which, together with the aggregate amount of Attributable Indebtedness deemed to be outstanding in respect of all Sale/Leaseback Transactions entered into pursuant to Section 5.10(a) (exclusive of any such Sale/Leaseback Transactions otherwise permitted under clauses (1) through (16) of this Section

                             50

5.09), does not at
the time such Indebtedness is incurred exceed the greater of $40.0 million and 15% of Consolidated Net Tangible Assets,

as determined based on the consolidated balance sheet of the Company as of the end of the most recent fiscal quarter for which financial statements are available.

          Any Lien created for the benefit of the Holders pursuant to the preceding sentence shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the initial Lien.

         SECTION 5.10.       Limitation on Sale/Leaseback
Transactions. The Company will not, and will not permit any Restricted Subsidiary to, enter into any Sale/Leaseback Transaction with respect to any property unless (a) the Company or such Subsidiary would be entitled to (1) incur Indebtedness in an amount equal to the Attributable Debt with respect to such Sale/Leaseback Transaction pursuant to Section 5.03 and (2) create a Lien on such property securing such Attributable
Debt without equally and ratably securing the Notes pursuant to Section 5.09, (b) the net proceeds received by the Company or any Restricted Subsidiary in connection with such Sale/Leaseback Transaction are at least equal to the fair value (as determined by the Board of Directors) of such property and (c) the Company applies the proceeds of such transaction in compliance with Section 5.06.

         SECTION 5.11.       Future Subsidiary Guarantees

          .  The Company will not permit any Restricted
Subsidiary, directly or indirectly, to Guarantee any Indebtedness of the Company (other than Permitted
Guarantees) or to Incur any Indebtedness under Section
5.03(a) or Section 5.03(b)(16) unless such Restricted
Subsidiary simultaneously executes and delivers a Guaranty
Agreement providing for the unconditional and irrevocable
Guarantee of the Notes by such Restricted Subsidiary, jointly and severally with all other Subsidiary Guarantors.
If the Indebtedness to be Guaranteed is subordinated to the Notes, the Guarantee of such Indebtedness will be subordinated to the Guarantee of the Notes to the same extent as the Indebtedness to be Guaranteed is subordinated to the Notes. Notwithstanding the foregoing, any such Guarantee by a Restricted Subsidiary of the Notes will provide by its terms that it will be automatically and unconditionally released and discharged upon either:

           (1) the release or discharge of such Guarantee of payment of such other Indebtedness, except a discharge by or as a result of payment under such Guarantee; or

           (2) any sale or transfer, other than to the Company or a Subsidiary of the Company, of all of the Company's Capital Stock in, or all or substantially all the assets of, such Restricted Subsidiary, which sale or transfer is made in compliance with the applicable provisions of this Indenture.

         SECTION 5.12. Compliance Certificate. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers'

                                  51

Certificate stating that in the course of the performance by the signers of their duties as officers of the Company they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period. If they do, the certificate shall describe the Default, its status and what action the Company is taking or proposes to take with respect thereto. The Company also shall comply with TIA Section
314(a)(4).

         SECTION 5.13.       Further Instruments and Acts.  Upon
request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

         SECTION 5.14. Covenant Removal. Notwithstanding any other provision of this Indenture, during any period of time that both (1) the Notes are rated Investment Grade by each of Moody's Investor Service, Inc.
and Standard & Poor's Ratings Group and (2) no Default or
Event of Default shall have occurred and be continuing, the Company and its Restricted Subsidiaries will not be subject to the covenants set forth in Sections 5.03, 5.04, 5.05, 5.06, 5.07, 5.08 and clause (3) of Section 6.01.


                          ARTICLE 6

                  Merger and Consolidation

         SECTION 6.01.       When Company May Merge or Transfer
Assets. The Company will not consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, directly or indirectly, all or substantially all its assets to, any Person, unless:

          (1)  the resulting, surviving or transferee Person (the
               "Successor Company") shall be a Person organized and existing under the laws of the United States, any State thereof or the District of Columbia and the Successor Company (if not the Company) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Notes and this Indenture;

(2) immediately after giving pro forma effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Subsidiary as a result of such transaction as having been Incurred by such Successor Company or such Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing;


(3) immediately after giving pro forma effect to such transaction, the Successor Company would be able to Incur an additional $1.00 of Indebtedness pursuant to Section
5.03(a); and


                                  52

(4) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture; provided, however, that clauses (3) and (4) will not be applicable to (A) a Restricted Subsidiary consolidating with, merging into or transferring all or part of its properties and assets to the Company or (B) the Company merging with an Affiliate of the Company solely for the purpose and with the sole effect of reincorporating the Company in another jurisdiction.

          For purposes of this Article 6, the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

          The Successor Company shall be the successor to the Company and shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, and the predecessor Company, except in the case of a lease, shall be released from the obligation to pay the principal of and interest on the Notes.

          SECTION 6.02. When a Subsidiary Guarantor May Merge or Transfer Assets. The Company will not permit any Subsidiary Guarantor to consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all of its assets to any Person unless:

          (1) except in the case of a Subsidiary Guarantor that has been disposed of in its entirety to another Person (other than to the Company or an Affiliate of the Company), whether through a merger, consolidation or sale of Capital Stock or assets, if in connection therewith the Company provides an Officers' Certificate to the Trustee to the effect that the Company will comply with its obligations under Section 5.06 in respect of such disposition, the resulting, surviving or transferee Person (if not such Subsidiary) shall be a Person organized and existing under the laws of the jurisdiction under which such Subsidiary was organized or under the laws of the United States, or any State thereof or the District of Columbia, and such Person shall expressly assume, by a Guaranty Agreement, in a form satisfactory to the Trustee, all the obligations of such Subsidiary, if any, under its Subsidiary Guaranty;

(2) immediately after giving effect to such transaction or transactions on a pro forma basis (and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been issued by such Person at the time of such transaction), no Default or Event of Default shall have occurred and be continuing; and

                                     53



(3)  the Company delivers to the Trustee an Officers'
Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such Guaranty
Agreement, if any, complies with this Indenture.

                          ARTICLE 7

                    Defaults and Remedies

         SECTION 7.01. Events of Default. Each of the following is an "Event of Default":

          (1) a default in the payment of interest on the Notes when due, which continues for 30 days;

          (2) a default in the payment of principal of any Note when due at its Stated Maturity, upon optional redemption, upon required purchase, upon declaration of acceleration or otherwise;

(3) subject to Section 5.14, the failure by the Company to comply with its obligations under Article 6.

(4) subject to Section 5.14, the failure by the Company to comply for 30 days after notice with any of its obligations under Article 4 (other than a failure to purchase Notes) or under Sections 5.02, 5.03, 5.04, 5.05, 5.06 (other than a failure to purchase Notes), 5.07, 5.08, 5.09, 5.10 or 5.11;

(5) the failure by the Company or any Restricted Subsidiary to comply for 60 days after notice with its other covenants, obligations, warranties or agreements contained in this Indenture;

(6) Indebtedness of the Company, any Subsidiary Guarantor or any Significant Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $15.0 million (the "cross acceleration provision");

(7)  the Company, a Subsidiary Guarantor or any Significant
Subsidiary pursuant to or within the meaning of any Bankruptcy Law (the "bankruptcy provisions");

               (A)  commences a voluntary case;

(B) consents to the entry of an order for relief against it in an involuntary case;

(C) consents to the appointment of a Custodian of it or for all or substantially all of its property; or

                              54

(D) makes a general assignment for the benefit of its creditors; or takes any comparable action under any foreign laws relating to insolvency;

          (8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

               (A) is for relief against the Company, a Subsidiary Guarantor or any Significant Subsidiary in an involuntary case;

(B)  appoints a Custodian of the Company, a Subsidiary
Guarantor or any Significant Subsidiary or for all or substantially all of the property of any of them; or

(C) orders the winding up or liquidation of the Company, a Subsidiary Guarantor or any Significant Subsidiary;

     or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days;

          (9) a judgment or order is rendered against the Company, a Subsidiary Guarantor or any Significant Subsidiary, which requires the payment in money by the Company, a Subsidiary Guarantor or any Significant Subsidiary either individually or in the aggregate, of an amount (to the extent not covered by insurance) in excess of $15.0 million and such judgment or order remains unsatisfied, undischarged, unvacated, unbonded and unstayed for 60 days (the "judgment default provision"); or

(10) a Subsidiary Guaranty ceases to be in full force and effect (other than in accordance with the terms of such Subsidiary Guaranty) or a Subsidiary Guarantor denies or disaffirms its obligations under its Subsidiary Guaranty.

          The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

          The term "Bankruptcy Law" means Title 11, United States Code, or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

          A default under clauses (4) and (5) will not constitute an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the outstanding Notes notify the Company of the default and the Company does not cure such default within the time specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default".


                            55


          The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any Event of Default under clause (6) or (10) and any event which with the giving of notice or the lapse of time would become an Event of Default under clause (4) or (5) or (9), its status and what action the Company is taking or proposes to take with respect thereto.

         SECTION 7.02. Acceleration. If an Event of Default (other than an Event of Default specified in Section 7.01(7) or (8) with respect to the Company) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the Securities by notice to the Company and the Trustee, may declare the principal of and accrued but unpaid interest on all the Securities to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default specified in Section 7.01(7) or (8) with respect to the Company occurs, the principal of and interest on all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. The Holders of a majority in principal amount of the Securities by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

         SECTION 7.03. Other Remedies. If an Event of Default occurs and is continuing, the
Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

          The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

         SECTION 7.04. Waiver of Past Defaults. The Holders of a majority in principal amount of the Securities by notice to the Trustee may waive an existing
Default and its consequences except (i) a Default in the payment of the principal of or interest on a Security (ii) a Default arising from the failure to redeem or purchase any Security when required pursuant to this Indenture or (iii) a Default in respect of a provision that under Section 10.02 cannot be amended without the consent of each Holder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other
Default or impair any consequent right.

         SECTION 7.05.       Control by Majority.  The Holders
of a majority in principal amount of the Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction

                             56

that conflicts with law or this Indenture or, subject to Section 8.01, that the Trustee determines is unduly prejudicial to the rights of other Holders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to reasonable indemnification against all losses and expenses caused by taking or not taking such action.

         SECTION 7.06. Limitation on Suits. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to this Indenture or the Securities unless:

          (1) such Holder has previously given the Trustee written notice stating that an Event of Default is continuing;

          (2) Holders of at least 25% in principal amount of the outstanding Securities make a written request to the Trustee to pursue the remedy;

(3) such Holder has offered the Trustee reasonable security or indemnity against any loss, liability or expense;

(4) the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

(5) Holders of a majority in principal amount of the outstanding Securities have not given the Trustee a direction inconsistent with such request during such 60-day period.

          A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

         SECTION 7.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

         SECTION 7.08. Collection Suit by Trustee. If an Event of Default specified in Section 7.01(1) or
(2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing
(together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 8.07.

         SECTION 7.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a

                                 57

trustee in bankruptcy or other Person
performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under
Section 8.07.

         SECTION 7.10.       Priorities.  If the Trustee collects
any money or property pursuant to
this Article 7, it shall pay out the money or property in the following order:

          FIRST:  to the Trustee for amounts due under
     Section 8.07;

          SECOND: to Holders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

          THIRD:  to the Company.

          The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 7.10.
At least 15 days before such record date, the Company shall mail to each Holder and the Trustee a notice that states the record date, the payment date and amount to be paid.

         SECTION 7.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 7.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 7.07 or a suit by Holders of more than 10% in principal amount of the Securities.

         SECTION 7.12. Waiver of Stay or Extension Laws. The Company (to the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

                                 58


                          ARTICLE 8

                           Trustee

         SECTION 8.01.       Duties of Trustee.  (a)  If an Event
of Default has occurred and is
continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

          (b)  Except during the continuance of an Event of
Default:

          (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

          (c)  The Trustee may not be relieved from
liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

          (1) this paragraph does not limit the effect of paragraph (b) of this Section 8.01;

          (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to
Section 7.05.

          (d) Every provision of this Indenture that in any way relates to the Trustee is subject to this Section
8.01.

          (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

          (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

          (g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its

                            59

duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          (h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 8.01 and to the provisions of the TIA.

         SECTION 8.02.       Rights of Trustee.  (a)  The
Trustee may rely on any document
believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

          (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel.

          (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

          (d)  The Trustee shall not be liable for any
action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers;
provided, however, that the Trustee's conduct does not constitute willful misconduct or negligence.

          (e) The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

         SECTION 8.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 8.10 and 8.11.

         SECTION 8.04. Trustee's Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds of the Securities, and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee's certificate of authentication.

         SECTION 8.05. Notice of Defaults. If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Holder notice of the Default within 90 days after it occurs. Except in the case of a Default in payment of principal of or interest on any Security (including payments pursuant to the mandatory

                                 60

redemption provisions of such Security, if any), the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the best interests of Holders.

         SECTION 8.06.       Reports by Trustee to Holders.
As promptly as practicable after each May 1 beginning with the May 1 following the date of this Indenture, and in any event prior to July 1 in each year, the Trustee shall mail to each Holder a brief report dated as of May 1 that complies with TIA Section 313(a). The Trustee also shall comply with TIA Section 313(b).

          A copy of each report at the time of its mailing to Holders shall be filed with the SEC and each stock exchange (if any) on which the Securities are listed. The
Company agrees to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

         SECTION 8.07.       Compensation and Indemnity.
The Company shall pay to the Trustee from time to time reasonable compensation for its services as the Company and the Trustee shall agree in writing. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. Except as otherwise provided in this Section 8.07, the Company shall indemnify the Trustee against any and all loss, liability or expense (including reasonable attorneys' fees) incurred by it in connection with the administration of this trust and the performance of its duties hereunder. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder except to the extent that the Company has been materially prejudiced by such failure. The Company shall defend the claim and the Trustee may have separate counsel; provided, that the Trustee shall pay the reasonable fees and expenses of such separate counsel unless (a) the Company and the Trustee shall have mutually agreed to the contrary, (b) the Company has failed within a reasonable time to retain counsel reasonably satisfactory to the Trustee, (c) the Trustee shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Company or (d) the named parties in any claim (including any impleaded parties) include both the Company and the Trustee and representation of both the Company and the Trustee by the same counsel would be inappropriate due to actual or potential differing interests between the Company and the Trustee. The Trustee shall not, without the prior written consent of the Company, effect any settlement of any action in respect of which the Trustee is indemnified by the Company hereunder. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee's own willful misconduct, negligence or bad faith.

          To secure the Company's payment obligations in this Section 8.07, the Trustee shall have a lien prior to the Securities on all money or property held or collected

                                 61

by the Trustee other than money or property held in trust to pay principal of and interest on particular Securities.

          The Company's payment obligations pursuant to this
Section 8.07 shall survive the discharge of this Indenture. When the Trustee incurs expenses after the occurrence of a Default specified in Section 7.01(7) or (8) with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

         SECTION 8.08.       Replacement of Trustee.  The Trustee
may resign at any time by so notifying the Company in writing at least 30 days prior to the date of the proposed resignation. The Holders of a majority in principal amount of the Securities may remove the Trustee by so notifying the Trustee and may appoint a successor
Trustee.  The Company shall remove the Trustee if:

          (1)  the Trustee fails to comply with Section 8.10;

          (2)  the Trustee is adjudged bankrupt or insolvent;

(3) a receiver or other public officer takes charge of the Trustee or its property; or

(4)       the Trustee otherwise becomes incapable of acting.

          If the Trustee resigns, is removed by the Company or by the Holders of a majority in principal amount of the Securities and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 8.07.

          If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          If the Trustee fails to comply with Section 8.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                                 62

          Notwithstanding the replacement of the Trustee pursuant to this Section 8.08, the Company's obligations under Section 8.07 shall continue for the benefit of the retiring Trustee.

         SECTION 8.09.       Successor Trustee by Merger

.. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor
Trustee.

          In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

         SECTION 8.10.       Eligibility; Disqualification.
The Trustee shall at all times satisfy the requirements of TIA Section 310(a). The Trustee shall have a combined capital and surplus of at least $50.0 million as set forth in its most recent published annual report of condition. The
Trustee shall comply with TIA Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

         SECTION 8.11.  Preferential Collection of Claims
Against Company. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                          ARTICLE 9

             Discharge of Indenture; Defeasance

         SECTION 9.01. Discharge of Liability on Securities; Defeasance. (a) When (1) the Company delivers to the
Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.07) for cancellation or (2) all outstanding Securities have become due and payable, whether at maturity or on a redemption date as a result of the mailing of a notice of redemption pursuant to Article 3 hereof and the Company irrevocably deposits with the Trustee funds sufficient to pay at maturity or upon redemption all outstanding Securities, including interest thereon to maturity or such redemption date (other than Securities replaced pursuant to Section 2.07), and if in either

                              63

case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section
9.01(c), cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers'
Certificate and an Opinion of Counsel at the cost and expense of the Company.

          (b) Subject to Sections 9.01(c) and 9.02, the Company at any time may terminate (1) all its obligations under the Securities and this Indenture ("legal defeasance option") or (2) its obligations under Sections 4.01, 4.02, 5.02, 5.03, 5.04, 5.05, 5.06, 5.07, 5.08, 5.09, 5.10 and
5.11 and the operation of Sections 7.01(4), 7.01(6), 7.01(7), 7.01(8) and 7.01(9) (but, in the case of Sections 7.01(7) and (8), with respect only to Significant Subsidiaries and Subsidiary Guarantors) and the limitations contained in Section 6.01(3) ("covenant defeasance option"). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

          If the Company exercises its legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default with respect thereto. If the Company exercises its covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in Sections 7.01(4), 7.01(6), 7.01(7), 7.01(8) and 7.01(9) (but, in the case of Sections 7.01(7) and (8), with respect only to Significant Subsidiaries and Subsidiary Guarantors) or because of the failure of the Company to comply with Section 6.01(3). If the Company exercises its legal defeasance option or its covenant defeasance option, each Subsidiary Guarantor, if any, shall be released from all its obligations with respect to its Subsidiary Guaranty.

          Upon satisfaction of the conditions set forth herein and upon written request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

          (c) Notwithstanding clauses (a) and (b) above, the Company's obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 8.07 and 8.08 and in this Article 9 shall survive until the Securities have been paid in full. Thereafter, the Company's obligations in Sections 8.07, 9.04 and 9.05 shall survive.

         SECTION 9.02. Conditions to Defeasance. The Company may exercise its legal defeasance option or its covenant defeasance option only if:

          (1) the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations for the payment of principal of and interest on the Securities to maturity or redemption, as the case may be;

          (2) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be

                                    64

     sufficient to pay principal and
     interest when due on all the Securities to maturity or redemption, as the case may be;

(3) 123 days pass after the deposit is made and during the 123-day period no Default specified in Section 7.01(7) or (8) with respect to the Company occurs which is continuing at the end of the period;

(4) the exercise does not result in or constitute a Default or Event of Default under this Indenture;

(5) the deposit does not constitute a default under any other agreement binding on the Company;

(6) the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

(7) in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

(8) in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

(9) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the securities as contemplated by this Article 9 have been complied with.
Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article 3.

         SECTION 9.03. Application of Trust Money. The Trustee shall hold in trust money or U.S. Government obligations deposited with it pursuant to this Article 9.
It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Securities.

                                 65

         SECTION 9.04.       Repayment to Company.  The Trustee
and the Paying Agent shall promptly turn over to the Company upon written request any excess money or securities held by them at any time.

          Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Holders entitled to the money must look to the Company for payment as general creditors.

         SECTION 9.05. Indemnity for Government Obligations. The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government
Obligations.

         SECTION 9.06.       Reinstatement.  If the Trustee or
Paying Agent is unable to apply any
money or U.S. Government obligations in accordance with this
Article 9 by reason of any legal proceeding or by reason of

any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article 9 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 9; provided, however, that, if the Company has made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                         ARTICLE 10

                 Supplements and Amendments


         SECTION 10.01. Without Consent of Holders. The Company, the Subsidiary Guarantors and the Trustee may amend or supplement this Indenture and the Securities without notice to or the consent of any Holder:

          (1) to cure any ambiguity, omission, defect or inconsistency;

          (2) to provide for the assumption by a successor corporation of the obligations of the Company or any

     Subsidiary Guarantor under this Indenture;

(3) to provide for uncertificated Securities in addition to or in place of certificated Securities;
provided, however, that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated
Securities are described in Section 163(f)(2)(B) of the Code;

                                66

(4) to add guarantees with respect to the Securities, including any Subsidiary Guaranties, or to secure the Securities;

(5) to add to the covenants of the Company or a Subsidiary Guarantor for the benefit of the Holders or to surrender any right or power herein conferred upon the Company or a Restricted Subsidiary;

(6) to make any change that does not adversely affect the rights of any Holder; or

(7) to comply with any requirement of the SEC in connection with the qualification of this Indenture under the TIA.

     After an amendment or supplement under this Section
10.01 becomes effective, the Company shall mail to Holders a notice briefly describing such amendment or supplement. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment or supplement under this Section 10.01.

         SECTION 10.02. With Consent of Holders. The Company, the Subsidiary Guarantors and the Trustee may amend, or waive any past Default or noncompliance with any provision of, this Indenture or the Securities without notice to any Holder but with the written consent of the Holders of at least a majority in principal amount of the Securities then outstanding (including consents obtained in connection with a tender offer or exchange for the Securities). However, without the consent of each Holder affected thereby, an amendment or waiver may not:



          (1) reduce the amount of Securities whose Holders must consent to an amendment;

          (2) reduce the rate of or extend the time for payment of interest on any Security;

(3) reduce the principal amount of or extend the Stated Maturity of any Security;

(4) reduce the amount payable upon the redemption of any Security or change the time at which any Security may be redeemed in accordance with Article 3;

(5)       make any Security payable in money other than that

stated in the Security;

(6) impair the right of any Holder to receive payment of principal of and interest on such Holder's Securities on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Securities;

                                67


(7) make any change in the amendment provisions that require each Holder's consent or in the waiver provisions of this Indenture;

(8) make any change in the ranking or priority of any Security that would adversely affect the Holders; or

(9) make any change in any Subsidiary Guaranty that would adversely affect the Holders.

          It shall not be necessary for the consent of the Holders under this Indenture to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

          After an amendment under this Indenture becomes effective, the Company is required to mail to Holders a notice briefly describing such amendment. However, the failure to give such notice to all Holders, or any defect therein, will not impair or affect the validity of the amendment.

         SECTION 10.03.      Compliance with Trust Indenture Act.
Every amendment to this Indenture or the Securities shall comply with the TIA as then in effect.

         SECTION 10.04. Revocation and Effect of Consents and Waivers. A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Holder. An amendment or waiver becomes effective upon the execution of such amendment or waiver by the Trustee.

          The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

         SECTION 10.05. Notation on or Exchange of Securities. If an amendment or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.

                                68

Failure to make the appropriate notation or to issue a new
Security shall not affect the validity of such amendment or waiver.

         SECTION 10.06.      Trustee To Sign Amendments

.. The Trustee shall sign any amendment authorized pursuant to this Article 10 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 8.01) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

         SECTION 10.07.      Payment for Consent

.. Neither the Company nor any Affiliate of the Company shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement to amend.

                         ARTICLE 11

                        Miscellaneous

         SECTION 11.01.      Trust Indenture Act Controls.
If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

         SECTION 11.02. Notices. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail addressed as follows:

          if to the Company or any Subsidiary Guarantor:

               Phillips-Van Heusen Corporation
               200 Madison Avenue
               New York, NY 10016
               Attention: Secretary

               with a copy to:

               Katten Muchin Zavis Rosenman
               575 Madison Avenue
               New York, NY 10022-2585
               Attention: David H. Landau, Esq.

          if to the Trustee:



               SunTrust Bank
               25 Park Place, 24th Floor
               Atlanta, GA 30303
               Attention: Jack Ellerin

                                 69

               with a copy to:

               Powell Goldstein Frazer & Murphy LLP
               191 Peachtree Street, N.E., 16th Floor
               Atlanta, GA 30303
               Attention: Gregory H. Worthy, Esq.

          The Company, any Subsidiary Guarantor or the
Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

          Any such notice or communication mailed to a Holder shall be mailed to the Holder at such Holder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

          Failure to mail a notice or communication to a Holder or any defect in the notice or communication shall not affect its sufficiency with respect to other Holders.
If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives such notice or communication.

         SECTION 11.03.      Communication by Holders with Other
Holders. Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Company, any Subsidiary
Guarantor, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

         SECTION 11.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee:

          (1) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

         SECTION 11.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

          (1) a statement that the individual making such certificate or opinion has read such covenant or condition;


                              70

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

         SECTION 11.06. When Securities Disregarded. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

         SECTION 11.07.      Rules by Trustee, Paying Agent and
Registrar. The Trustee may make reasonable rules for action by or a meeting of Holders. The Registrar and the Paying Agent may make reasonable rules for their functions.

         SECTION 11.08. Legal Holidays. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

         SECTION 11.09. Governing Law. This Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

         SECTION 11.10. No Recourse Against Others. No director, officer, employee, incorporator or stockholder, as such, of the Company or any Subsidiary shall have any liability for any obligations of the Company or such Subsidiary under the Securities, any Subsidiary
Guaranty or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder, by accepting a Security, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities.
Such waiver and release may not be effective to waive liabilities under the U.S. Federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

                                  71

         SECTION 11.11.      Successors.  All agreements of the
Company in this Indenture and the
Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

         SECTION 11.12.      Multiple Originals.  The parties may
sign any number of copies of this
Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

         SECTION 11.13. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.







                                    72



          IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

                          PHILLIPS-VAN HEUSEN CORPORATION


                              By:
                                Name:
                                Title:





                              SUNTRUST BANK,
                                as Trustee


                              By:
                                Name:  Jack Ellerin
                                Title:  Assistant Vice President





                                   73


                             RULE 144A/REGULATION S APPENDIX




         PROVISIONS RELATING TO INITIAL SECURITIES,
                 PRIVATE EXCHANGE SECURITIES
                   AND EXCHANGE SECURITIES

     1.   Definitions

     1.1  Definitions

          Capitalized terms used but not otherwise defined in this Appendix shall have the meanings assigned in the Indenture. For the purposes of this Appendix the following terms shall have the meanings indicated below:

          "Applicable Procedures" means, with respect to any transfer or transaction involving a Temporary Regulation S Global Security or beneficial interest therein, the rules and procedures of the Depository, Euroclear and Clearstream for such a Temporary Regulation S Global Security, in each case to the extent applicable to such transaction and as in effect from time to time.

          "Clearstream" means Clearstream Banking, Societe
Anonyme, or any successor securities clearing agency.

          "Definitive Security" means a certificated Initial
Security or Exchange Security or Private Exchange Security bearing, if required, the restricted securities legend set forth in Section 2.3(e).

          "Depository" means The Depository Trust Company, its nominees and their respective successors.

          "Distribution Compliance Period", with respect to any Securities, means the period of 40 consecutive days beginning on and including the later of (i) the day on which such Securities are first offered to Persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S and (ii) the Issue Date with respect to such Securities.

          "Euroclear" means Euroclear Bank S.A., as operator of the Euroclear System or any successor securities clearing agency.

          "Exchange Securities" means (1) the 8 1/8% Senior
Notes Due May 1, 2013 issued pursuant to the Indenture in connection with the Registered Exchange offer pursuant to the Registration Rights Agreement and (2) Additional
Securities, if any, issued pursuant to a registration statement filed with the SEC under the Securities Act.

                     Appendix - 1

          "Initial Purchasers" means with respect to the Initial Securities issued on the Issue Date, Credit Suisse
First Boston Corporation, J.P. Morgan Securities Inc. and
Lehman Brothers Inc. and (2) with respect to each issuance of Additional Securities, the Persons purchasing such Additional Securities under the related Purchase Agreement.

          "Initial Securities" means $150,000,000 aggregate principal amount of 8 1/8% Senior Notes Due May 1, 2013 issued on the Issue Date and (2) Additional Securities, if any, issued in a transaction exempt from the registration requirements of the Securities Act.

          "Private Exchange" means the offer by the Company, pursuant to a Registration Rights Agreement, to the Initial


Purchasers to issue and deliver to each Initial Purchaser, in exchange for the Initial Securities held by the Initial
Purchaser as part of its initial distribution, a like aggregate principal amount of Private Exchange Securities.

          "Private Exchange Securities" means any 8 1/8% Senior
Notes Due May 1, 2013 issued in connection with a Private
Exchange.

          "Purchase Agreement" means (1) with respect to the Initial Securities issued on the Issue Date, the Purchase Agreement dated April 30, 2003, among the Company and the Initial Purchasers and (2) with respect to each issuance of Additional Securities, the purchase agreement or underwriting agreement among the Issuer, the Company, any Subsidiary Guarantors and the Persons purchasing such Additional Securities.

          "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

          "Registered Exchange Offer" means the offer by the Company, pursuant to a Registration Rights Agreement, to certain Holders of Initial Securities, to issue and deliver to such Holders, in exchange for the Initial Securities, a like aggregate principal amount of Exchange Securities registered under the Securities Act.

          "Registration Rights Agreement" means (1) with respect to the Initial Securities issued on the Issue Date, the Registration Rights Agreement dated April 30, 2003, among the Company and the Initial Purchasers and (2) with respect to each issuance of Additional Securities issued in a transaction exempt from the registration requirements of the Securities Act, the registration rights agreement, if any, among the Issuer, the Company and the Persons purchasing such Additional Securities under the related
Purchase Agreement.

          "Securities Custodian" means the custodian with respect to a Global Security (as appointed by the Depository) or any successor Person thereto, and shall initially be the Trustee.

          "Shelf Registration Statement" means the registration statement issued by the Company in connection with the offer and sale of Initial Securities or Private
Exchange Securities pursuant to a Registration Rights
Agreement.

                     Appendix - 2



          "Transfer Restricted Securities" means Securities that bear or are required to bear the legend set forth in
Section 2.3(e) hereto.

     1.2  Other Definitions

                     Term                         Defined
                                                in Section:

"Agent Members"                                    2.1(b)
"Global Securities"                                2.1(a)
"Permanent Regulation S Global Security"           2.1(a)
"Regulation S"                                     2.1(a)
"Rule 144A"                                        2.1(a)
"Rule 144A Global Security"                        2.1(a)
"Temporary Regulation S Global Security"           2.1(a)


     2.   The Securities.

     2.1 (a) Form and Dating. The Initial Securities will be offered and sold by the Company pursuant to a Purchase Agreement. The Initial Securities will be resold initially only to (i) QIBs in reliance on Rule 144A under the Securities Act ("Rule 144A") and (ii) Persons other than U.S. Persons (as defined in Regulation S) in reliance on Regulation S under the Securities Act ("Regulation S"). Initial Securities may thereafter be transferred to QIBs, purchasers in reliance on Regulation S and others as provided in the Securities, in each case subject to the restrictions on transfer set forth herein. Initial Securities initially resold pursuant to Rule 144A shall be issued initially in the form of one or more permanent global Securities in definitive, fully registered form (collectively, the "Rule 144A Global Security") and Initial Securities initially resold pursuant to Regulation S shall be issued initially in the form of one or more temporary global securities in definitive, fully registered form (collectively, the "Temporary Regulation S Global Security"), in each case without interest coupons and with the global securities legend and restricted securities legend set forth in Exhibit 1 hereto, which shall be deposited on behalf of the purchasers of the Initial Securities represented thereby with the Securities Custodian, and registered in the name of the Depository or a nominee of the Depository, duly executed by the Company and authenticated by the Trustee as provided in the Indenture. Except as set forth in this Section 2.1(a), beneficial ownership interests in the Temporary Regulation S Global Security (x) will not be exchangeable for interests in the Rule 144A Global Security, a permanent global security (the "Permanent Regulation S Global Security") or any other Security without a legend containing restrictions on transfer of such Security, prior to the expiration of the Distribution Compliance Period and (y) then only upon certification in form reasonably satisfactory to the Trustee that beneficial ownership interests in such Temporary Regulation S Global Security are owned either by non-U.S. persons or U.S. persons who purchased such interests in a transaction that did not require registration under the Securities Act.


                     Appendix - 3

          Beneficial interests in the Temporary Regulation S Global Security may be exchanged for interests in Rule 144A Global Securities only if (1) such exchange occurs in connection with a transfer of Securities in compliance with Rule 144A, and (2) the transferor of the beneficial interest in the Temporary Regulation S Global Security first delivers to the Trustee a written certificate (in a form satisfactory to the Trustee) to the effect that the beneficial interest in the Temporary Regulation S Global Security is being transferred to a Person (a) who the transferor reasonably believes to be a QIB (b) purchasing for its own account or the account of a QIB in a transaction meeting the requirements of Rule 144A, and (c) in accordance with all applicable securities laws of the States of the United States and other jurisdictions.

          Beneficial interests in the Rule 144A Global
Security may be transferred to a Person who takes delivery in the form of an interest in the Regulation S Global Security, whether before or after the expiration of the Distribution Compliance Period, only if the transferor first delivers to the trustee a written certificate (in the form attached to this certificate) to the effect that if such transfer is being made in accordance with rule 903 or 904 of Regulation S or Rule 144 (if available) and that, if such transfer occurs prior to the expiration of the Distribution Compliance Period, the interest transferred will be held immediately thereafter through Euroclear Bank S.A./N.A. or Clearstream Banking Societe Anonyme.

          The Rule 144A Global Security, the Temporary
Regulation S Global Security and the Permanent Regulation S
Global Security are collectively referred to herein as "Global Securities". The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee as hereinafter provided.

          (b) Book-Entry Provisions. This Section 2.1(b) shall apply only to a Global Security deposited with or on behalf of the Depository.

          The Company shall execute and the Trustee shall, in accordance with this Section 2.1(b), authenticate and deliver initially one or more Global Securities that (a)

shall be registered in the name of the Depository for such Global Security or Global Securities or the nominee of such Depository and (b) shall be delivered by the Trustee to such Depository or pursuant to such Depository's instructions or held by the Trustee as custodian for the Depository.

          Members of, or participants in, the Depository ("Agent Members") shall have no rights under the Indenture with respect to any Global Security held on their behalf by the Depository or by the Trustee as the custodian of the Depository or under such Global Security, and the Company, the Trustee and any agent of the Company or the Trustee shall be entitled to treat the Depository as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of

                     Appendix - 4

customary practices of such Depository
governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

          (c) Certificated Securities. Except as provided in this Section 2.1 or Section 2.3 or 2.4, owners of beneficial interests in Global Securities shall not be entitled to receive physical delivery of Definitive
Securities.

     2.2 Authentication. The Trustee shall authenticate and deliver: (1) on the Issue Date, an aggregate principal amount of $150.0 million 8 1/8% Senior Notes Due May 1, 2013,
(2) any Additional Securities for an original issue in an aggregate principal amount specified in the written order of the Company pursuant to Section 2.02 of the Indenture and
(2) Exchange Securities or Private Exchange Securities for issue only in a Registered Exchange Offer or a Private Exchange, respectively, pursuant to the Registration Rights Agreement, for a like principal amount of Initial
Securities, in each case upon a written order of the Company signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company. Such order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated and, in the case of any issuance of Additional Securities pursuant to Section 2.13 of the Indenture, shall certify that such issuance is in compliance with Section 4.03 of the Indenture..

     2.3 Transfer and Exchange. (a) Transfer and Exchange of Definitive Securities. When Definitive Securities are presented to the Registrar or a co-registrar with a request:

          (x)  to register the transfer of such Definitive
     Securities; or

          (y) to exchange such Definitive Securities for an equal principal amount of Definitive Securities of other authorized denominations,

the Registrar or co-registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Securities surrendered for transfer or exchange:

          (i) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar or co-registrar, duly executed by the Holder thereof or its attorney duly authorized in writing; and

          (ii) if such Definitive Securities are required to bear a restricted securities legend, they are being transferred or exchanged pursuant to an effective registration statement under the Securities Act, pursuant to Section 2.3 (b) or pursuant to clause (A),
     (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:

               (A)  if such Definitive Securities are being
          delivered to the Registrar by a Holder for


          registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or

                     Appendix - 5

               (B)  if such Definitive Securities are being
          transferred to the Company, a certification to that effect; or

               (C)  if such Definitive Securities are being
          transferred (x) pursuant to an exemption from registration in accordance with Rule 144A, Regulation S or Rule 144 under the Securities Act; or (y) in reliance upon another exemption from the requirements of the Securities Act: (i) a certification to that effect (in the form set forth on the reverse of the Security) and (ii) if the Company so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in Section 2.3(e)(i).

          (b) Restrictions on Transfer of a Definitive Security for a Beneficial Interest in a Global Security. A Definitive Security may not be exchanged for a beneficial interest in a Rule 144A Global Security or a Permanent Regulation S Global Security except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:



          (i) certification, in the form set forth on the reverse of the Security, that such Definitive Security is either (A) being transferred to a QIB in accordance with Rule 144A or (B) is being transferred after expiration of the Distribution Compliance Period by a Person who initially purchased such Security in reliance on Regulation S to a buyer who elects to hold its interest in such Security in the form of a beneficial interest in the Permanent Regulation S
     Global Security; and

          (ii) written instructions directing the Trustee to make, or to direct the Securities Custodian to make, an adjustment on its books and records with respect to such Rule 144A Global Security (in the case of a transfer pursuant to clause (b)(i)(A)) or Permanent Regulation S Security (in the case of a transfer pursuant to clause (b)(i)(B)) to reflect an increase in the aggregate principal amount of the Securities represented by the Rule 144A Global Security or Permanent Regulation S Global Security, as applicable, such instructions to contain information regarding the Depository account to be credited with such increase, then the Trustee shall cancel such Definitive Security and cause, or direct the Securities Custodian to cause, in accordance with the standing instructions and procedures existing between the Depository and the Securities Custodian, the aggregate principal amount of Securities represented by the Rule 144A Global Security or Permanent Regulation S Global Security, as applicable, to be increased by the aggregate principal amount of the Definitive Security to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Rule 144A Global Security or Permanent Regulation S Global Security, as applicable, equal to the principal amount of the Definitive Security so canceled. If no Rule 144A Global Securities or Permanent Regulation S Global Securities, as applicable, are then outstanding, the Company shall issue and the Trustee shall authenticate, upon written order of the

                     Appendix - 6

Company in the form of an Officers' Certificate, a new Rule 144A
Global Security or Permanent Regulation S Global Security, as applicable, in the appropriate principal amount.

          (c)  Transfer and Exchange of Global Securities.
(i) The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depository, in accordance with the Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depository therefor. A transferor of a beneficial interest in a Global Security shall deliver to the Registrar a written order given in accordance with the Depository's procedures containing information regarding the participant account of the Depository to be credited with a beneficial interest in the Global Security. The Registrar shall, in accordance with such instructions, instruct the Depository to credit to the account of the Person specified in such instructions a beneficial interest in the Global Security and to debit the account of the Person making the transfer the beneficial interest in the Global Security being transferred.

          (ii) If the proposed transfer is a transfer of a beneficial interest in one Global Security to a beneficial interest in another Global Security, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Security to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Security from which such interest is being transferred.


          (iii)     Notwithstanding any other provisions of
     this Appendix (other than the provisions set forth in Section 2.4), a Global Security may not be transferred except as a whole and not in part by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor
     Depository.

          (iv) In the event that a Global Security is exchanged for Definitive Securities pursuant to Section
     2.4 of this Appendix prior to the consummation of a Registered Exchange Offer or the effectiveness of a Shelf Registration Statement with respect to such Securities, such Securities may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.3 (including the certification requirements set forth on the reverse of the Initial Securities intended to ensure that such transfers comply with Rule 144A or Regulation S, as the case may be) and such other procedures as may from time to time be adopted by the Company.

          (d)  Restrictions on Transfer of Temporary
Regulation S Global Securities.  During the Distribution
Compliance Period, beneficial ownership interests in Temporary Regulation S Global Securities may only be sold, pledged or transferred through Euroclear or Clearstream in accordance with the Applicable Procedures and only


                     Appendix - 7

(i) to the Company, (ii) so long as such Security is eligible for resale pursuant to Rule 144A, to a Person whom the selling holder reasonably believes is a QIB that purchases for its own account or for the account of a QIB in a transaction meeting the requirements of Rule 144A, (iii) in an offshore transaction in accordance with Regulation S (other than a transaction resulting in an exchange for interest in a Permanent Regulation S Global Security), (iv) pursuant to an exemption from registration under the Securities Act provided by Rule 144 (if applicable) under the Securities
Act or (v) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United
States.

          (e)  Legend.

          (i)  Except as permitted by the following
     paragraphs (ii), (iii) and (iv), each Security certificate evidencing the Global Securities (and all Securities issued in exchange therefore or in substitution thereof) shall bear a legend in substantially the following form:

               THIS SECURITY (OR ITS PREDECESSOR) WAS
     ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

               THE HOLDER OF THIS SECURITY AGREES FOR THE
     BENEFIT OF THE COMPANY THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY
     (I) TO THE COMPANY, (II) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (III) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (IV) PURSUANT TO EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (V) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (V) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND OTHER JURISDICTIONS, AND
     (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.


                     Appendix - 8

     Each Definitive Security will also bear the following additional legend:

          IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL
          DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH
          CERTIFICATES AND OTHER INFORMATION AS SUCH
          REGISTRAR AND TRANSFER AGENT MAY REASONABLY
          REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH
          THE FOREGOING RESTRICTIONS.

          (ii) Upon any sale or transfer of a Transfer
     Restricted Security (including any Transfer Restricted Security represented by a Global Security) pursuant to Rule 144 under the Securities Act, the Registrar shall permit the transferee thereof to exchange such Transfer Restricted Security for a certificated Security that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Security, if the transferor thereof certifies in writing to the Registrar that such sale or transfer was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Security).

          (iii)     After a transfer of any Initial
     Securities or Private Exchange Securities pursuant to and during the period of the effectiveness of a Shelf Registration Statement with respect to such Initial Securities or Private Exchange Securities, as the case may be, all requirements pertaining to legends on such Initial Security or such Private Exchange Security will cease to apply, the requirements requiring any such Initial Security or such Private Exchange Security issued to certain Holders be issued in global form will cease to apply, and a certificated Initial Security or Private Exchange Security or an Initial Security or Private Exchange Security in global form, in each case without restrictive transfer legends, will be available to the transferee of the Holder of such Initial Securities or Private Exchange Securities upon exchange of such transferring Holders certificated Initial Security or Private Exchange Security or appropriate directions to transfer such Holder's interest in the Global Security, as applicable.

          (iv) Upon the consummation of a Registered
     Exchange Offer with respect to the Initial Securities, all requirements pertaining to such Initial Securities that Initial Securities issued to certain Holders be issued in global form will still apply with respect to Holders of such Initial Securities that do not exchange their Initial Securities, and Exchange Securities in certificated or global form, in each case without the restrictive securities legend set forth in Exhibit 1 hereto will be available to Holders that exchange such Initial Securities in such Registered Exchange Offer.

          (v) Upon the consummation of a Private Exchange with respect to the Initial Securities, all requirements pertaining to such Initial Securities that Initial Securities issued to certain Holders be issued in global form will still apply with respect to Holders of such Initial Securities that do not exchange their Initial

                     Appendix - 9

     Securities, and Private Exchange Securities in global form with the global securities legend and the Restricted Securities Legend set forth in Exhibit 1 hereto will be available to Holders that exchange such Initial Securities in such Private Exchange.

          (f)  Cancellation or Adjustment of Global
Security. At such time as all beneficial interests in a Global Security have either been exchanged for Definitive
Securities, redeemed, purchased or canceled, such Global
Security shall be returned to the Depository for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for certificated
Securities, redeemed, purchased or canceled, the principal amount of Securities represented by such Global Security shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Securities Custodian for such Global Security) with respect to such Global Security, by the Trustee or the Securities
Custodian, to reflect such reduction.

          (g)  Obligations with Respect to Transfers and
Exchanges of Securities.

          (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Definitive Securities and Global
     Securities at the Registrar's or co-registrar's request.

          (ii) No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchange or transfer pursuant to Article 4 or Sections 2.09, 3.06, 5.06 or
     10.05 of the Indenture).

          (iii) The Registrar or co-registrar shall not be required to register the transfer of or exchange of
     (a) any Definitive Security selected for redemption in whole or in part pursuant to Article 3 of the Indenture, except the unredeemed portion of any Definitive Security being redeemed in part, or (b) any Security for a period beginning 15 Business Days before the mailing of a notice of an offer to repurchase or redeem Securities or 15 Business Days before an interest payment date.

          (iv) Prior to the due presentation for
     registration of transfer of any Security, the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the person in whose name a security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.


                     Appendix - 10

          (v) All Securities issued upon any transfer or exchange pursuant to the terms of the Indenture shall evidence the same debt and shall be entitled to the same benefits under the Indenture as the Securities surrendered upon such transfer or exchange.

          (h)  No obligation of the Trustee.

          (i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in the Depository or other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities shall be given or made only to or upon the order of the registered Holders (which shall be the Depository or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.

          (ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under the Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depository participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of the Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

     2.4  Certificated Securities.

          (a)  A Global Security deposited with the
Depository or with the Trustee as Custodian for the Depository pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of Definitive Securities in an aggregate principal amount equal to the principal amount of such Global Security, in exchange for such Global Security, only if such transfer complies with
Section 2.3 hereof and (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for such Global Security or if at any time such Depository ceases to be a "clearing agency" registered under the Exchange Act and, in either case, a successor Depository is not appointed by the Company within 90 days of such notice, or (ii) an Event of Default has occurred and is continuing or (iii) the Company, in its sole discretion, notifies the


                     Appendix - 11

Trustee in writing that it elects to cause the issuance of Definitive Securities under the Indenture.

          (b) Any Global Security that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the Depository to the Trustee located at its principal corporate trust office in Atlanta, Georgia, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Security, an equal aggregate principal amount of Definitive Securities of authorized denominations. Any portion of a Global Security transferred pursuant to this
Section 2.4 shall be executed, authenticated and delivered only in denominations of $1,000 principal amount and any integral multiple thereof and registered in such names as the Depository shall direct. Any Definitive Security delivered in exchange for an interest in the Transfer Restricted Security shall, except as otherwise provided by
Section 2.3 (e) hereof, bear the restricted securities legend and definitive security legend set forth in Exhibit 1 hereto.

          (c) Subject to the provisions of Section 2.4(b) hereof, the registered Holder of a Global Security shall be entitled to grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under the Indenture or the Securities.

          (d) In the event of the occurrence of one of the events specified in Section 2.4 (a) hereof, the Company shall promptly make available to the Trustee a reasonable supply of Definitive Securities in definitive, fully registered form without interest coupons.





                     Appendix - 12


                                                   EXHIBIT 1
                                                          to
                             RULE 144A/REGULATION S APPENDIX


             [FORM OF FACE OF INITIAL SECURITY]

                 [Global Securities Legend]


          UNLESS THIS CERTIFICATE IS PRESENTED BY AN
AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED

TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC
OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND
TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE
LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE
RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE
REVERSE HEREOF.

          [FOR REGULATION S GLOBAL SECURITY ONLY] UNTIL 40 DAYS AFTER THE COMMENCEMENT OF THE OFFERING, AN OFFER OR SALE OF NOTES WITHIN THE UNITED STATES BY A DEALER (AS DEFINED IN THE U.S. SECURITIES ACT) MAY VIOLATE THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT IF SUCH OFFER OR SALE IS MADE OTHERWISE THAN IN ACCORDANCE WITH THE RULE 144A THEREUNDER.]

               [Restricted Securities Legend]

          THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF
SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A
THEREUNDER.

                             Ex. 1-1


          THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO THE COMPANY, (II) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (III) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (IV) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (V) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (V) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND OTHER JURISDICTIONS, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

       [Temporary Regulation S Global Security Legend]

          EXCEPT AS SET FORTH BELOW, BENEFICIAL OWNERSHIP INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL SECURITY WILL NOT BE EXCHANGEABLE FOR INTERESTS IN THE PERMANENT REGULATION S GLOBAL SECURITY OR ANY OTHER SECURITY REPRESENTING AN INTEREST IN THE SECURITIES REPRESENTED HEREBY WHICH DO NOT CONTAIN A LEGEND CONTAINING RESTRICTIONS ON TRANSFER, UNTIL THE EXPIRATION OF THE "40-DAY DISTRIBUTION COMPLIANCE PERIOD" (WITHIN THE MEANING OF RULE 903(b)(2) OF REGULATION S UNDER THE SECURITIES ACT) AND THEN ONLY UPON CERTIFICATION IN FORM REASONABLY SATISFACTORY TO THE TRUSTEE THAT SUCH BENEFICIAL INTERESTS ARE OWNED EITHER BY NON-U.S. PERSONS OR U.S. PERSONS WHO PURCHASED SUCH

INTERESTS IN A TRANSACTION THAT DID NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT. DURING SUCH 40-DAY DISTRIBUTION COMPLIANCE PERIOD, BENEFICIAL OWNERSHIP INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL SECURITY MAY ONLY BE SOLD, PLEDGED OR TRANSFERRED THROUGH EUROCLEAR BANK S.A./N.A., AS OPERATOR OF THE EUROCLEAR SYSTEM OR CLEARSTREAM BANKING, SOCIETE ANONYME AND ONLY (I) TO THE COMPANY, (II) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (III) OUTSIDE THE UNITED STATES IN A TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, OR (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED

                             Ex. 1-2


STATES AND OTHER JURISDICTIONS. HOLDERS OF INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL SECURITY WILL NOTIFY ANY PURCHASER OF
THIS SECURITY OF THE RESALE RESTRICTIONS REFERRED TO ABOVE,
IF THEN APPLICABLE.

          BENEFICIAL INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL SECURITY MAY BE EXCHANGED FOR INTERESTS IN A RULE 144A GLOBAL SECURITY ONLY IF (1) SUCH EXCHANGE OCCURS IN CONNECTION WITH A TRANSFER OF THE SECURITIES IN COMPLIANCE WITH RULE 144A AND (2) THE TRANSFEROR OF THE REGULATION S GLOBAL SECURITY FIRST DELIVERS TO THE TRUSTEE A WRITTEN CERTIFICATE (IN THE FORM ATTACHED TO THIS CERTIFICATE) TO THE EFFECT THAT THE REGULATION S GLOBAL SECURITY BEING TRANSFERRED TO A PERSON (A) WHO THE TRANSFEROR REASONABLY BELIEVES TO BE A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (B) WHO IS PURCHASING FOR ITS OWN ACCOUNT OR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, AND (C) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

          BENEFICIAL INTEREST IN A RULE 144A GLOBAL SECURITY MAY BE TRANSFERRED TO A PERSON WHO TAKES DELIVERY IN THE FORM OF AN INTEREST IN THE REGULATION S GLOBAL SECURITY, WHETHER BEFORE OR AFTER THE EXPIRATION OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD, ONLY IF THE TRANSFEROR FIRST DELIVERS TO THE TRUSTEE A WRITTEN CERTIFICATE (IN THE FORM ATTACHED TO THIS CERTIFICATE) TO THE EFFECT THAT IF SUCH TRANSFER IS BEING MADE IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S OR RULE 144 (IF AVAILABLE) AND THAT, IF SUCH TRANSFER OCCURS PRIOR TO THE EXPIRATION OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD, THE INTEREST TRANSFERRED WILL BE HELD IMMEDIATELY THEREAFTER THROUGH EUROCLEAR BANK S.A./N.A. OR CLEARSTREAM BANKING SOCIETE ANONYME.

               [Definitive Securities Legend]

          IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL
DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH
CERTIFICATES AND OTHER INFORMATION AS SUCH REGISTRAR AND
TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE
TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

                             Ex. 1-3



                                             CUSIP No. _____

No. ____________                              $ ____________

              8 1/8% Senior Notes Due May 1, 2013


          Phillips-Van Heusen Corporation, a Delaware corporation, promises to pay to Cede & Co., or registered assigns, the principal sum of Dollars on ____________, 2013.

          Interest Payment Dates:  May 1 and November 1.

          Record Dates:  April 15 and October 15.

          Additional provisions of this Security are set forth on the other side of this Security.


Dated:


                              Phillips-Van Heusen Corporation

                              By:
                                Name:
                                Title:


                              By:
                                Name:
                                Title:


TRUSTEE'S CERTIFICATE OF
AUTHENTICATION

SUNTRUST BANK,
 as Trustee, certifies
  that this is one of
  the Securities referred to
  in the Indenture.

by
  Authorized Signatory


                             Ex. 1-4


         [FORM OF REVERSE SIDE OF INITIAL SECURITY]


             [FORM OF REVERSE SIDE OF SECURITY]


              8 1/8% Senior Notes Due May 1, 2013


1.   Interest

     Phillips-Van Heusen Corporation, a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above; provided, however, that if a Registration Default (as defined in the Registration Rights Agreement) occurs, additional interest will accrue on this Security at a rate of 0.25% per annum (increasing by an additional 0.25% per annum after each consecutive 90-day period that occurs after the date on which such Registration Default occurs up to a maximum additional interest rate of 1.00%) from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured or otherwise cease to exist. The Company will pay interest semiannually in arrears on May 1 and November 1 of each year, commencing November 1, 2003. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from May 5, 2003.
Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company will pay interest on overdue principal at the above rate and will pay interest on overdue installments of interest at such rate to the extent lawful.

2.   Method of Payment

     The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the April 15 or October 15 immediately preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium, if any, and interest) will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Company will make all payments in respect of a certificated Security (including principal, premium, if any, and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on a certificated Security will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).



                             Ex. 1-5


3.   Paying Agent and Registrar

     Initially, SunTrust Bank, a state banking association (the "Trustee") will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.   Indenture

     The Company issued the Securities under an Indenture dated as of May 5, 2003 (the "Indenture"), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of the Indenture (the "Act"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Holders are referred to the Indenture and the Act for a statement of those terms.

     The Securities are general unsecured obligations of the Company. The Company shall be entitled, subject to its compliance with Section 5.03 of the Indenture, to issue Additional Securities pursuant to Section 2.13 of the Indenture. The Securities issued on the Issue Date and any Additional Securities will be treated as a single class for all purposes under the Indenture. Subject to Section 5.14, the Indenture contains covenants that limit the ability of the Company and its subsidiaries to incur or guarantee additional indebtedness; pay dividends or make distributions on, or redeem or repurchase capital stock or subordinated indebtedness; make other restricted payments, including investments; sell or otherwise dispose of assets, including capital stock of subsidiaries; enter into transactions with affiliates; create certain liens; issue stock of subsidiaries; enter into sale/leaseback transactions; or consolidate or merge or sell all or substantially all of the Company's assets and the assets of its subsidiaries. These covenants are subject to important exceptions and qualifications.

5.   Optional Redemption

     Except as set forth below, the Company shall not be entitled to redeem the Securities at its option prior to May
1, 2008.

     On and after May 1, 2008, the Company shall be entitled at its option to redeem all or a portion of the Securities upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed in percentages of principal amount on the redemption date), plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on May 1 of the years set forth below:

     Period                  Price
     2008                   104.063%
     2009                   102.078%
     2010                   101.354%
     2011 and thereafter    100.000%


                             Ex. 1-6


     In addition, prior to May 1, 2006, the Company shall be entitled at its option on one or more occasions to redeem Securities (which includes Additional Securities, if any) in an aggregate principal amount not to exceed 35% of the aggregate principal amount of the Securities (which includes Additional Securities, if any originally issued at a redemption price (expressed as a percentage of principal amount) of 108.125%, plus accrued and unpaid interest to the redemption date, with the net cash proceeds of one or more Equity Offerings; provided, however that:

          (6) at least 65% of such aggregate principal amount of Securities (which includes Additional Securities, if any) remains outstanding immediately after the occurrence of each such redemption (other than Securities held, directly or indirectly, by the Company or its Affiliates); and

          (7) each such redemption occurs within 90 days after the date of the related Equity Offering.

6.   Notice of Redemption

     Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at its registered address. Securities in denominations larger than $1,000 principal amount may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

7.   Put Provisions

     Upon a Change of Control, any Holder of Securities will have the right to cause the Company to repurchase all or any part of the Securities of such Holder at a repurchase price equal to 101% of the principal amount of the Securities to be repurchased plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on the related interest payment date) as provided in, and subject to the terms of, the Indenture.

8.   Guarantee


     The payment by the Company of the principal of, and premium and interest on, the Securities is guaranteed by the Subsidiary Guarantors, if any, on a joint and several basis, on the terms set forth in the Indenture.

                             Ex. 1-7


9.   Denominations; Transfer; Exchange

     The Securities are in registered form without coupons in denominations of $1,000 principal amount and whole multiples of $1,000. A Holder may transfer or exchange
Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer or exchange of any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date.

10.  Persons Deemed Owners

     The registered Holder of this Security may be treated as the owner of it for all purposes.

11.  Unclaimed Money

     If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

12.  Discharge and Defeasance

     Subject to certain conditions, the Company at any time

shall be entitled to terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

13.  Amendment, Waiver

     Subject to certain exceptions set forth in the Indenture, (i) the Indenture and the Securities may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the Securities and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount outstanding of the Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company, the Subsidiary Guarantors and the Trustee shall be entitled to amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article 6 of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to add guarantees with respect to the Securities, including Subsidiary Guaranties, or to secure the Securities, or to add additional covenants or surrender rights and powers conferred on the Company or a Restricted Subsidiary, or to comply with any requirement of the SEC in connection with qualifying the Indenture

                             Ex. 1-8

under the Act, or to make any change that does not adversely affect the rights of any Holder.

14.  Defaults and Remedies

     Under the Indenture, Events of Default include (i) default in payment of interest on the Securities when due, continued for 30 days; (ii) default in payment of principal on the Securities when due at maturity, upon redemption pursuant to paragraph 5 of the Securities, upon required purchase, upon acceleration or otherwise, or failure by the Company to redeem or purchase Securities when required;
(iii) failure by the Company to comply with other agreements in the Indenture or the Securities, in certain cases subject to notice and lapse of time; (iv) certain accelerations or payment default in respect of other Indebtedness of the Company, any Subsidiary Guarantor or any Significant Subsidiary if the amount accelerated (or if the amount of such Indebtedness with respect to which such a payment is not made after expiration of any applicable grace period) exceeds $15.0 million; (v) certain events of bankruptcy or insolvency with respect to the Company, any Subsidiary Guarantor and the Significant Subsidiaries; (vi) certain judgments or decrees for the payment of money in excess of $15.0 million; and (vii) certain defaults with respect to Subsidiary Guaranties. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

     Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives indemnity or security reasonably satisfactory to it. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in the best interest of the Holders.

15.  Trustee Dealings with the Company

     Subject to certain limitations imposed by the Trust Indenture Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

16.  No Recourse Against Others

     No director, officer, employee, incorporator or stockholder, as such, of the Company or any Subsidiary shall have any liability for any obligations of the Company or such Subsidiary under the Securities, any Subsidiary
Guaranty or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By

                             Ex. 1-9


accepting a Security, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

17.  Authentication

     This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.


18.  Abbreviations

     Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with rights of survivorship and not as tenants in common), CUST (= custodian), and U/G/M/A (= Uniform Gift to Minors Act).

19.  CUSIP Numbers

     Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

20.  Governing Law.

     THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN
ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT
WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS
OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF
ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

     The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:

     Phillips-Van Heusen Corporation
     200 Madison Avenue
     New York, NY 10016
     Attention: Secretary

                             Ex. 1-10


                       ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

    (Print or type assignee's name, address and zip code)

      (Insert assignee's soc.  sec.  or tax I.D.  No.)

and irrevocably appoint                  agent to transfer
this Security on the books of the Company. The agent may substitute another to act for him.



Date:                    Your Signature:



Sign exactly as your name appears on the other side of this Security.

In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Securities are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

     (1) [ ] to the Company; or



     (2) [ ] pursuant to an effective registration statement under the U.S. Securities Act of 1933, as amended (the "Securities Act"); or

     (3) [ ] inside the United States to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act; or

     (4) [ ] outside the United States in an offshore transaction within the meaning of Regulation
             S under the Securities Act in compliance with Rule 904 under the Securities Act; or


                             Ex. 1-11

     (5) [ ] pursuant to the exemption from
             registration provided by Rule 144 under the Securities Act.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box
(4) or (5) is checked, the Trustee shall be entitled to require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Company or Registrar has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities
Act, such as the exemption provided by Rule 144 under such Act.



                          Signature

Signature Guarantee:


Signature must be guaranteed                Signature

     Signatures must be guaranteed by an "eligible guarantor institution" 'meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.








                             Ex. 1-12



    TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED

     The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date:
                              NOTICE:  To be executed by an
                                     executive officer

















                             Ex. 1-13


            [TO BE ATTACHED TO GLOBAL SECURITIES]

    SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

     The following increases or decreases in this Global
Security have been made:

 Date of     Amount of   Amount of   Principal   Signature
 Exchange    decrease    increase    amount of       of
                in          in         this      authorized
             principal   principal    Global     officer of
             amount of   amount of   Security    Trustee or
               this        this      following   Securities
              Global      Global       such      Custodian
             Security    Security    decrease
                                        or
                                     increase































                             Ex. 1-14


             OPTION OF HOLDER TO ELECT PURCHASE


     If you want to elect to have this Security purchased by the Company pursuant to Article 4 or Section 5.06 of the Indenture, check the box:


                           [ ]

     If you want to elect to have only part of this Security purchased by the Company pursuant to Article 4 or Section
5.06 of the Indenture, state the amount in principal amount:
$

Date:                    Your Signature:
                           (Sign exactly as your name appears on
                            the other side of this Security.)

Signature Guarantee:
               (Signature must be guaranteed)

     Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.


                             Ex. 1-15




                                                   EXHIBIT A




             [FORM OF FACE OF EXCHANGE SECURITY
             OR PRIVATE EXCHANGE SECURITY * **]









_________________________
          * If the Security is to be issued in global form add the Global Securities Legend from Exhibit 1 to Appendix A and the attachment from such
Exhibit 1 captioned "TO BE ATTACHED TO GLOBAL SECURITIES - SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY".

** If the Security is a Private Exchange Security issued in a Private Exchange to an Initial Purchaser holding an unsold portion of its initial allotment, add the Restricted Securities Legend from Exhibit 1 to Appendix A and replace the Assignment Form included in this Exhibit A with the Assignment Form included in such Exhibit 1.














                             Exhibit A - 1







                                             CUSIP No. _____


No. ____________                              $ ____________

              8 1/8% Senior Notes Due May 1, 2013


          Phillips-Van Heusen Corporation, a Delaware corporation, promises to pay to Cede & Co., or registered assigns, the principal sum of Dollars on ____________, 2013.

          Interest Payment Dates: May 1 and November 1.

          Record Dates:  April 15 and October 15.

          Additional provisions of this Security are set forth on the other side of this Security.


Dated:


                              Phillips-Van Heusen Corporation

                              By:
                                Name:
                                Title:


                              By:
                                Name:
                                Title:


TRUSTEE'S CERTIFICATE OF
 AUTHENTICATION

SUNTRUST BANK,
 as Trustee, certifies
 that this is one of
 the Securities referred to
 in the Indenture.

by
  Authorized Signatory


                              Exhibit A-2

         [FORM OF REVERSE SIDE OF EXCHANGE SECURITY
                OR PRIVATE EXCHANGE SECURITY]


             [FORM OF REVERSE SIDE OF SECURITY]


              8 1/8% Senior Notes Due May 1, 2013


1.   Interest

     Phillips-Van Heusen Corporation, a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above[; provided, however, that if a Registration Default (as defined in the Registration Rights Agreement) occurs, additional interest will accrue on this Security at a rate of 0.25% per annum (increasing by an additional 0.25% per annum after each consecutive 90-day period that occurs after the date on which such Registration Default occurs up to a maximum additional interest rate of 1.00%) from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured or otherwise cease to exist.]1 The Company will pay interest semiannually in arrears on May 1 and November 1 of each year, commencing November 1, 2003. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from May 5. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company will pay interest on overdue principal at the above rate and will pay interest on overdue installments of interest at such rate to the extent lawful.

2.   Method of Payment

     The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the April 15 or October 15 immediately preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium, if any, and interest) will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Company will make all payments in

________________
      1 Insert if at the date of issuance of the Exchange Security or Private Exchange Security (as the case may be) any Registration Default has occurred with respect to the related Initial Securities during the interest period in which such date of issuance occurs.

                      Exhibit A-3

respect of a certificated Security (including principal, premium, if any, and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on a certificated Security will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.   Paying Agent and Registrar

     Initially, SunTrust Bank, a state banking association (the "Trustee") will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.   Indenture

     The Company issued the Securities under an Indenture dated as of May 5, 2003 (the "Indenture"), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of the Indenture (the "Act"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Holders are referred to the Indenture and the Act for a statement of those terms.

     The Securities are general unsecured obligations of the Company. The Company shall be entitled, subject to its compliance with Section 5.03 of the Indenture, to issue

Additional Securities pursuant to Section 2.13 of the Indenture. The Securities issued on the Issue Date and any Additional Securities will be treated as a single class for all purposes under the Indenture. Subject to Section 5.14, the Indenture contains covenants that limit the ability of the Company and its subsidiaries to incur or guarantee additional indebtedness; pay dividends or make distributions on, or redeem or repurchase capital stock or subordinated indebtedness; make other restricted payments, including investments; sell or otherwise dispose of assets, including capital stock of subsidiaries; enter into transactions with affiliates; create certain liens; issue stock of subsidiaries; enter into sale/leaseback transactions; or consolidate or merge or sell all or substantially all of the Company's assets and the assets of its subsidiaries. These covenants are subject to important exceptions and qualifications.

5.   Optional Redemption

     Except as set forth below, the Company shall not be entitled to redeem the Securities at its option prior to May
1, 2008.

     On and after May 1, 2008, the Company shall be entitled at its option to redeem all or a portion of the Securities upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed in percentages of principal amount on the redemption

                      Exhibit A-4

date), plus accrued interest to the
redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on May 1 of the years set forth below:

     Period                   Price
     2008                   104.063%
     2009                   102.708%
     2010                   101.354%
     2011 and thereafter    100.000%

     In addition, prior to May 1, 2006, the Company shall be entitled at its option on one or more occasions to redeem Securities (which includes Additional Securities, if any) in an aggregate principal amount not to exceed 35% of the aggregate principal amount of the Securities (which includes Additional Securities, if any originally issued at a redemption price (expressed as a percentage of principal amount) of 108.125%, plus accrued and unpaid interest to the redemption date, with the net cash proceeds from one or more Equity Offerings; provided, however that:

          (1) at least 65% of such aggregate principal amount of Securities (which includes Additional Securities, if any) remains outstanding immediately after the occurrence of each such redemption (other than Securities held, directly or indirectly, by the Company or its Affiliates); and

          (2) each such redemption occurs within 90 days after the date of the related Equity Offering.

6.   Notice of Redemption

     Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at its registered address. Securities in denominations larger than $1,000 principal amount may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

7.   Put Provisions

     Upon a Change of Control, any Holder of Securities will have the right to cause the Company to repurchase all or any part of the Securities of such Holder at a repurchase price equal to 101% of the principal amount of the Securities to be repurchased plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on the related interest payment date) as provided in, and subject to the terms of, the Indenture.

                        Exhibit A-5


8.   Guarantee

     The payment by the Company of the principal of, and premium and interest on, the Securities is guaranteed by the Subsidiary Guarantors, if any, on a joint and several basis, on the terms set forth in the Indenture.

9.   Denominations; Transfer; Exchange


     The Securities are in registered form without coupons in denominations of $1,000 principal amount and whole multiples of $1,000. A Holder may transfer or exchange
Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer or exchange of any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date.

10.  Persons Deemed Owners

     The registered Holder of this Security may be treated as the owner of it for all purposes.

11.  Unclaimed Money

     If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

12.  Discharge and Defeasance

     Subject to certain conditions, the Company at any time shall be entitled to terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

13.  Amendment, Waiver

     Subject to certain exceptions set forth in the Indenture, (i) the Indenture and the Securities may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the Securities and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount outstanding of the Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company, the Subsidiary Guarantors and the Trustee shall be entitled to amend the Indenture or the Securities to

                        Exhibit A-6


cure any ambiguity, omission, defect or inconsistency, or to comply with Article 6 of the Indenture, or to provide for uncertificated
Securities in addition to or in place of certificated

Securities, or to add guarantees with respect to the Securities, including Subsidiary Guaranties, or to secure the Securities, or to add additional covenants or surrender rights and powers conferred on the Company or a Restricted Subsidiary, or to comply with any requirement of the SEC in connection with qualifying the Indenture under the Act, or to make any change that does not adversely affect the rights of any Holder.

14.  Defaults and Remedies

     Under the Indenture, Events of Default include (i) default in payment of interest on the Securities when due, continued for 30 days; (ii) default in payment of principal on the Securities when due at maturity, upon redemption pursuant to paragraph 5 of the Securities, upon required purchase, upon acceleration or otherwise, or failure by the Company to redeem or purchase Securities when required;
(iii) failure by the Company to comply with other agreements in the Indenture or the Securities, in certain cases subject to notice and lapse of time; (iv) certain accelerations or payment default in respect other Indebtedness of the Company, any Subsidiary Guarantor or any Significant Subsidiary if the amount accelerated (or if the amount of such Indebtedness with respect to which such a payment is not made after expiration of any applicable grace period) exceeds $15.0 million; (v) certain events of bankruptcy or insolvency with respect to the Company, any Subsidiary Guarantor and the Significant Subsidiaries; (vi) certain judgments or decrees for the payment of money in excess of $15.0 million; and (vii) certain defaults with respect to Subsidiary Guaranties. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.


     Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives indemnity or security reasonably satisfactory to it. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in the best interest of the Holders.

15.  Trustee Dealings with the Company

     Subject to certain limitations imposed by the Trust
Indenture Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its

Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

16.  No Recourse Against Others

                        Exhibit A-7

     No director, officer, employee, incorporator or stockholder, as such, of the Company or any Subsidiary shall have any liability for any obligations of the Company or such Subsidiary under the Securities, any Subsidiary Guaranty or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

17.  Authentication

     This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

18.  Abbreviations

     Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with rights of survivorship and not as tenants in common), CUST (= custodian), and U/G/M/A (= Uniform Gift to Minors Act).

19.  CUSIP Numbers

     Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

20.  Governing Law.

     THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN
ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT
WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS
OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF
ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

     The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:

     Phillips-Van Heusen Corporation
     200 Madison Avenue
     New York, NY 10016
     Attention: Secretary

                        Exhibit A-8


                       ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

    (Print or type assignee's name, address and zip code)

      (Insert assignee's soc.  sec.  or tax I.D.  No.)

and irrevocably appoint                       agent to transfer
this Security on the books of the Company. The agent may substitute another to act for him.



Date:                    Your Signature:



Sign exactly as your name appears on the other side of this Security.

















                        Exhibit A-9



             OPTION OF HOLDER TO ELECT PURCHASE


     If you want to elect to have this Security purchased by the Company pursuant to Article 4 or Section 5.06 of the Indenture, check the box:

                           [ ]

     If you want to elect to have only part of this Security purchased by the Company pursuant to Article 4 or Section
5.06 of the Indenture, state the amount in principal amount:
$

Date:                    Your Signature:
                            (Sign exactly as your name appears on the
                             other side of this Security.)

Signature Guarantee:
               (Signature must be guaranteed)

     Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.




                        Exhibit A-10